Exhibit No. 10.85

[*] indicates that the confidential portion has been omitted from this filed exhibit and filed separately with the Securities and Exchange Commission.



                        Underground Coal Sales Agreement
                        --------------------------------

                                      Among

                              San Juan Coal Company
                                       And
                      Public Service Company of New Mexico
                                       And
                          Tucson Electric Power Company

                                Table of Contents

Section 0 - Parties and Recitals.............................................1

Section 1 - Definitions......................................................2
   1.1      Alternate Coal...................................................2
   1.2      Cimarron Coal Assignment.........................................2
   1.3      Coal Leases......................................................2
   1.4      Fruitland Coal Sublease..........................................2
   1.5      Guarantee........................................................2
   1.6      Mineable Coal....................................................2
   1.7      Non-SJCC Coal....................................................3
   1.8      Processed Coal...................................................3
   1.9      Remnant Coal.....................................................3
   1.10     Reserve of Coal..................................................3
   1.11     SJCC Site Area...................................................3
   1.12     San Juan Station.................................................4
   1.13     Ton..............................................................4
   1.14     Ute ROW..........................................................4
   1.15     Definitions of Other Terms.......................................4

Section 2 - Obligations of the Parties and Term of Agreement.................6
   2.1      Obligations of SJCC..............................................6
   2.2      Obligations of Utilities.........................................6
   2.3      Term.............................................................7
   2.4      Conditions Precedent.............................................7
   2.5      Extension........................................................7
   2.6      Representations and Warranties...................................7

Section 3 - Coal Supply......................................................8
   3.1      Ownership of Coal................................................8
   3.2      Alternate Coal...................................................8

Section 4 - Delivery of Coal.................................................9
   4.1      Delivery Points..................................................9
   4.2      Delivery Rates...................................................9
   4.3      Utilities' Coal Storage.........................................10

Section 5 - Coal Specifications and Weighing, Sampling, and Analysis........11
   5.1      Coal Size.......................................................11
   5.2      Coal Quality....................................................11
   5.3      Utilities' Right of Rejection...................................11
   5.4      Weighing and Analysis Facilities and Methods....................12

Section 6 - Coal Leases, Land, and Land Rights..............................13
   6.1      Dedicated Reserves..............................................13
   6.2      SJCC's Facilities...............................................13
   6.3      Utilities' Rights Vis-a-Vis the SJCC Site Area..................13
   6.4      Waste Disposal Area.............................................14
   6.5      Compliance with Leases and Other Instruments....................14
   6.6      Restrictions on SJCC............................................15
   6.7      Site Area Lease Management......................................15

Section 7 - Operations......................................................17
   7.1      Mining Plans and Methods........................................17
   7.2      Processing Methods..............................................17
   7.3      Reclamation Activities..........................................17

Section 8 - SJCC Compensation...............................................19
   8.1      Compensation Components.........................................19
   8.2      Mining and Reclamation Component................................19
   8.3      Coal Processing Component.......................................24
   8.4      Non-SJCC Coal and Alternate Coal Costs..........................27
   8.5      Other Costs.....................................................28
   8.6      Inflation - Deflation Adjustment................................29
   8.7      Invoicing and Settlement........................................30

Section 9 - Coordinating Committee..........................................33
   9.1      Purpose.........................................................33
   9.2      Designation.....................................................33
   9.3      Procedures and Practices........................................33
   9.4      Coordinating Committee Decisions................................34
   9.5      Relationship to Joint Committee and Arbitration.................34

Section 10 - Joint Committee................................................35
   10.1     Purpose.........................................................35
   10.2     Designation.....................................................35
   10.3     Authority.......................................................35
   10.4     Decisions by the Joint Committee................................36
   10.5     Relationship to Arbitration.....................................37

Section 11 - Dispute Resolution.............................................38
   11.1     Matters To Be Arbitrated; Notice of Claims and Defenses;
            Party Arbitrator Designation....................................38
   11.2     Arbitrators; Selection of Neutral Arbitrator....................38
   11.3     Arbitration Hearings, Procedures and Timing.....................38
   11.4     Choice of Law...................................................38
   11.5     Award and Enforcement...........................................39
   11.6     Performance Pending Arbitration Decision........................39
   11.7     Definition of "Party" for this Section..........................39

Section 12 - Non-Normal Conditions, Right to Cure, Termination
             and Expiration.................................................40
   12.1     Utilities' Right to Mine........................................40
   12.2     Uncontrollable Forces...........................................40
   12.3     Non-Normal Conditions, Right to Cure, and Offers
            of Non-SJCC Coal................................................40
   12.4     Material Default................................................43
   12.5     Termination.....................................................44
   12.6     Expiration......................................................46

Section 13 - Indemnity......................................................48
   13.1     Indemnity.......................................................48

Section 14 - General Provisions.............................................49
   14.1     Compliance with Applicable Laws.................................49
   14.2     Labor Force.....................................................49
   14.3     Confidentiality / Non-disclosure................................51
   14.4     The Utilities' Duties and Obligations
            Shall be Joint and Several......................................51
   14.5     Permits and Approvals...........................................51
   14.6     Waivers.........................................................51
   14.7     Insurance.......................................................51
   14.8     Notices.........................................................52
   14.9     Choice of Law...................................................53
   14.10    Assignment......................................................53
   14.11    Successors and Assigns..........................................54
   14.12    Authorizations..................................................54
   14.13    Amendments......................................................54
   14.14    Construction....................................................54
   14.15    Entire Agreement................................................54
   14.16    Waiver of Consequential Damages.................................55
   14.17    Severability....................................................55
   14.18    Survival of Provisions..........................................55

Section 15 - Signatures.....................................................56

                             Exhibits and Attachment
   Attachment "1" Guarantee

   Exhibit "A"             Coal Leases

   Exhibit "B"             Delivery Points

   Exhibit "C"             Mining Plans and Methods

   Exhibit "D"             Delivery Rates

   Exhibit "E"             SJCC Site Area

   Exhibit "F"             Operating Costs

   Exhibit "G"             Tax Calculations

   Exhibit "H"             San Juan Station Minimum Deliveries 2003-2017

                        Section 0 - Parties and Recitals
                        --------------------------------

THIS AGREEMENT ("Agreement") is dated August 31, 2001, to become effective on January 1, 2003, as provided herein, between SAN JUAN COAL COMPANY, a Delaware corporation ("SJCC"), and PUBLIC SERVICE COMPANY OF NEW MEXICO, a New Mexico corporation, and TUCSON ELECTRIC POWER COMPANY, an Arizona corporation (herein collectively referred to as "Utilities"), (with SJCC and Utilities herein sometimes collectively referred to as "Parties").

WHEREAS, SJCC has acquired coal leases and surface rights known as the Coal Leases which are more particularly described in Exhibit "A" "Coal Leases";

WHEREAS, Utilities own, in part, a coal-burning power plant in the vicinity of the Coal Leases (hereinafter referred to as the "San Juan Station");

WHEREAS, the San Juan Station currently consists of four generating units (as hereinafter defined);

WHEREAS, Utilities desire to have SJCC sell Utilities coal that has been mined from an underground coal mine (the "UG Mine") on the Coal Leases and delivered to the delivery point(s) shown on Exhibit "B" "Delivery Points" and SJCC is willing to undertake such obligation upon the terms and conditions hereinafter set forth, and;

WHEREAS, the purpose of this Agreement is to set forth the agreement between the Parties relating to the supply of coal by SJCC to the San Juan Station.

NOW, THEREFORE, in consideration of the terms, covenants and agreements contained in this Agreement, Utilities jointly and severally agree with SJCC as follows:

                            Section 1 - Definitions
                            -----------------------

         When used in this Agreement, the terms defined in this Section 1 shall have the following meanings.

1.1      Alternate Coal
         "Alternate Coal" shall mean coal other than Mineable Coal or Non-SJCC Coal that is acquired pursuant to Section 3.2 "Alternate Coal" that meets the following criteria:

         A) It has been approved by the Joint Committee for processing and delivery or inclusion in the Reserve of Coal;

         B) It is reasonable to expect that it can be processed to meet the Coal Quality and Coal Size requirements described in
                  Section 5 "Coal Specifications and Weighing, Sampling, and Analysis";

         C)       It has been severed from sources other than the Coal Leases;
                  and,

         D)       It may be intended for short-term supply.

1.2      Cimarron Coal Assignment
         "Cimarron Coal Assignment" shall mean that particular Assignment Agreement, dated October 30, 1979, originally between Cimarron Coal Company and Western Coal Company and assigned to SJCC, as amended and modified.

1.3      Coal Leases
         "Coal Leases" shall refer to those certain coal leases (some whole coal leases and some portions of other coal leases) which are described in Exhibit "A" "Coal Leases".

1.4      Fruitland Coal Sublease
         "Fruitland Coal Sublease" shall mean that particular Sublease dated August 18, 1980, between Western Coal Company as Sublessor and Utah International Inc. as Sublessee.

1.5      Guarantee
         "Guarantee" shall mean the Guarantee, of even date herewith, made by BHP Minerals International Inc. and guaranteeing to Utilities SJCC's performance of its obligations hereunder.

1.6      Mineable Coal
         "Mineable Coal" shall mean that coal which is Remnant Coal or meets the following four criteria:

         A)       Is within the Coal Leases (as herein defined);

         B) Can reasonably be expected to be mined utilizing the Mining Plans and Methods herein defined;

         C) Can reasonably be expected to meet the heating value specifications described in Section 5.2 "Coal Quality" (unless the Utilities' Coordinating Committee representative agrees that a lower heating value is acceptable); and,

         D) Is contained in the Number 8 coal seam referenced in Exhibit "C" "Mining Plans and Methods" and is at least the thickness of the minimum operating height of the longwall shearer, excluding local anomalies.

1.7      Non-SJCC Coal
         "Non-SJCC Coal" shall mean coal that is offered to Utilities pursuant to Section 12.3 "Non-Normal Conditions, Right to Cure, and Offers of Non-SJCC Coal" and meets the following criteria:

         A) It has been approved by the Joint Committee for processing and delivery or inclusion in the Reserve of Coal;

         B) It is reasonable to expect that it can be processed to meet the Coal Quality and Coal Size requirements described in
                  Section 5 "Coal Specifications and Weighing, Sampling, and Analysis";

         C)       It has been severed from sources other than the Coal Leases;
                  and,

         D)       It is intended for short-term supply.

1.8      Processed Coal
         "Processed Coal" shall mean coal that has been processed according to
         Section 7.2 "Processing Methods".

1.9      Remnant Coal
         "Remnant Coal" shall mean coal uncovered by SJCC at its discretion utilizing mining methods other than the Mining Plans and Methods described herein from coal leases on the SJCC Site Area before January 1, 2004, and that was not bought out by the Utilities pursuant to the Coal Sales Agreement Buy Out Agreement of even date herewith.

1.10     Reserve of Coal
         "Reserve of Coal" shall mean all Mineable Coal, Non-SJCC Coal, and Alternate Coal on the SJCC Site Area that is mined coal in storage or un-mined coal from which the overburden has been removed.

1.11     SJCC Site Area
         "SJCC Site Area" is identified in Exhibit "E" "SJCC Site Area" and includes the following:

         A)       Coal Leases as described in Exhibit "A" "Coal Leases".

         B) San Juan Mine and facilities including coal receiving, handling, delivery, and crushing facilities, coal weighing and sampling facilities, service road, maintenance and office buildings, fencing and auxiliary facilities.

         C) La Plata Mine and facilities including coal weighing facilities, service road, maintenance and office buildings, fencing and auxiliary facilities.

         D) Transportation Corridor facilities including the haul road, water system, fencing and auxiliary facilities.

1.12     San Juan Station
         That certain coal-fired power plant currently operated by Public Service Company of New Mexico and owned, in part, by Utilities, presently consisting of four generating units. The First Unit has a net rated capacity of approximately 327,000 kW. The Second Unit has a net rated capacity of approximately 316,000 kW. The Third Unit has a net rated capacity of approximately 497,000 kW. The Fourth Unit has a net rated capacity of approximately 507,000 kW.

1.13     Ton
         Equal to 2,000 pounds and the same as a short ton when used herein.

1.14     Ute ROW
         "Ute ROW" shall mean that particular right of way agreement dated July 29, 1981, between Western Coal Company (which interest has been assigned to SJCC) and the Ute Mountain Ute Tribe of the Ute Mountain Ute Reservation, as amended.

1.15     Definitions of Other Terms
         Definitions of terms used predominantly in Section 8, appear in Section 8.2(F) "Definitions". Definitions of other terms appear elsewhere throughout this Agreement. These include:

         A)       "Administration Element", defined in Section 8.2(D);

         B)       "Agreement", defined in Section 0;

         C)       "Annual CIE Amount", defined in Section 8.2(E);

         D)       "Annual Processing Tons", defined in Section 8.3(A)(5);

         E)       "Base CIE Amount", defined in Section 8.2;

         F)       "Base CIEOriginal", defined in Section 8.2(A)(1);

         G)       "Base CIEtax adj.", defined in Section 8.2(A)(1);

         H)       "Base CIEtrue up adj.", defined in Section 8.2(A)(1);

         I)       "BMT", defined in Section 8.2(A)(3);

         J)       "CIE Reconciliation Amount", defined in Section 8.2;

         K)       "Coal Costs", defined in Section 8.1;

         L)       "Cure Plan", defined in Section 12.3(E)(1);

         M)       "Deflator", defined in Section 8.6(A);

         N)       "Delivery Points", defined in Section 4.1(A);

         O) "Depletion-eligible Reimbursable SJCC Coal Processing Costs", defined in Section 8.3(B)(2);

         P) "Depletion-ineligible Reimbursable SJCC Coal Processing Costs" defined in Section 8.3(B)(3);

         Q)       "Eligible Processing Administration Element", defined in
                  Section 8.3(C)(1);

         R)       "Emergency Situation", defined in Section 12.1(A);

         S)       "IMT", defined in Section 8.2(B)(3);

         T)       "Incremental CIE Amount", defined in Section 8.2;

         U)       "Index", defined in Section 8.6(A);

         V)       "Inferior Coal", defined in Section 5.3;

         W)       "Inflation Index", defined in Section 8.6(A);

         X)       "Material Default Conditions", defined in Section 12.3;

         Y)       "Monthly Eligible Processing Tons", defined in Section
                  8.3(A)(5);

         Z)       "Monthly Non-Eligible Processing Tons", defined in Section
                  8.3(A)(5);

         AA)      "Monthly Processing Tons", defined in Section 8.3(A)(5);

         BB)      "NBMT", defined in Section 8.2(A)(3);

         CC)      "NIMT", defined in Section 8.2(B)(3);

         DD)      "Non-Eligible Processing Administration Element", defined in
                  Section 8.3(C)(2);

         EE)      "Processing Administration Element", defined in Section
                  8.3(C);

         FF)      "Processing CIE Amount", defined in Section 8.3;

         GG)      "Processing CIE Reconciliation Amount", defined in Section
                  8.3;

         HH)      "Processing CIEEligible", defined in Section 8.3(A)(2);

         II)      "Processing CIEEligible-Adj", defined in Section 8.3(A)(3);

         JJ)      "Processing CIEEligible-Org", defined in Section 8.3(A)(1);

         KK)      "Processing CIENon-eligible", defined in Section 8.3(A)(2);

         LL)      "Processing CIENon-elg-Adj.", defined in Section 8.3(A)(3);

         MM)      "Processing CIENon-elg-Org", defined in Section 8.3(A)(2);

         NN)      "Reimbursable Operating Costs", defined in Section 8.2;

         OO)      "Reimbursable Processing Costs", defined in Section 8.3;

         PP)      "Uncontrollable Forces" is defined in Section 12.2;

         QQ)      "Utilities' Coal Storage", defined in Section 4.2(B); and,

         RR)      "Waste", defined in Section 6.4.

          Section 2 - Obligations of the Parties and Term of Agreement
          ------------------------------------------------------------

2.1      Obligations of SJCC

         Pursuant to the provisions of this Agreement, the obligations of SJCC include:

         A)       To produce Mineable Coal from the Coal Leases,

         B) To process and crush Mineable Coal, Non-SJCC Coal and/or Alternate Coal in the facilities of SJCC to a size and quality specified in Sections 5.1 "Coal Size" and Section 5.2 "Coal Quality",

         C) To deliver and sell, at the request of Utilities, Processed Coal to Utilities at the Delivery Point(s) as defined in
                  Section 4.1 "Delivery Points" and at the Delivery Rates as defined in Section 4.2 "Delivery Rates", and,

         D)       To perform reclamation activities on the SJCC Site Area.

         SJCC recognizes that Utilities are relying on SJCC to perform all of its obligations hereunder in order for Utilities to operate the San Juan Station and that Utilities' access to other sources of fuel for the San Juan Station is limited. SJCC, therefore, agrees to accept full responsibility for delivery of Processed Coal to the San Juan Station in accordance with Section 4 "Delivery of Coal". SJCC further acknowledges that Utilities are relying on the Mining Plans and Methods to recover coal and that SJCC has designed its Mining Plans and Methods to:

                  1) Maximize recovery of Mineable Coal, subject to good minerlike practices and to the terms of the Coal Leases; and

                  2) Efficiently and economically mine and deliver coal to Utilities.

         SJCC will exercise good faith efforts to achieve two (2) consecutive months of Mineable Coal production equivalent to 550,000 Tons per month from the UG Mine on or before December 31, 2002.

2.2      Obligations of Utilities
         Pursuant to the provisions of this Agreement, the obligations of Utilities include:

         A) To purchase all coal required for the operation of the San Juan Station from SJCC subject to the provisions of and consistent with the terms of this Agreement; provided however, that Utilities may during periods, if any, when SJCC may be unable, whether due to Uncontrollable Forces or otherwise, to furnish coal to the Delivery Point(s), obtain coal from other sources to maintain and protect full capacity operation of the San Juan Station,

         B) To compensate SJCC for all reclamation activity, including ongoing and post term reclamation of the SJCC Site Area pursuant to Section 7.3 "Reclamation Activities"; and

         C)       To make payments as specified in Section 8 "SJCC
                  Compensation".

2.3      Term
         This Agreement shall expire December 31, 2017, unless such term is extended by mutual written agreement of the Parties.

2.4      Conditions Precedent
         The conditions precedent to this Agreement becoming effective on January 1, 2003, are:

         A) The final approval of this Agreement by the San Juan Fuels Committee pursuant to the requirements of the San Juan Project Participation Agreement dated as of October 27, 1999, to be obtained no later than September 28, 2001, and written notification of such approval to SJCC by the Utilities.

         B) The final approval of the Capital True Up Agreement by the San Juan Fuels Committee pursuant to the requirements of the San Juan Project Participation Agreement dated as of October 27, 1999, to be obtained no later than September 28, 2001, and written notification of such approval to SJCC by the Utilities.

         C) Execution of the Guarantee by the Guarantor in the form attached to this Agreement and incorporated herein as Attachment 1, to be obtained no later than September 28, 2001, and provided to Utilities by SJCC.

2.5      Extension
         Utilities may, by written notice to SJCC given on or before December 31, 2007, indicate their intent to extend the term of this Agreement for an additional period of not less than five (5) years. If such notice is given, SJCC and Utilities shall negotiate diligently and in good faith to reach agreement on such extension. If the Parties have not agreed to an extension prior to the expiration of the initial term of this Agreement, or such other date as they may establish, this Agreement shall terminate as provided for herein.

2.6      Representations and Warranties
         As of the execution of this Agreement and subject to satisfaction of the applicable conditions precedent described in this Agreement, each party warrants and represents that:

         A) It is a corporation duly organized and in good standing in its state of incorporation and is qualified to do business and is in good standing in those states where necessary in order to carry out the purposes of this Agreement;

         B) It has the capacity to enter into and perform this Agreement and all transactions contemplated in this Agreement, and that all corporate actions required to authorize it to enter into and perform this Agreement have been taken properly; and

         C) This Agreement has been duly executed and delivered by it and is valid and binding upon it in accordance with its terms.

                            Section 3 - Coal Supply
                            -----------------------

3.1      Ownership of Coal
         All coal contained in the Coal Leases, Reserve of Coal, and Remnant Coal shall at all times be and remain the property of SJCC (subject in the case of coal contained in the Fruitland Coal Sublease to certain security interests therein retained by other parties). Once said coal is delivered to Utilities pursuant to Section 4.1 "Delivery Points", title thereto shall pass to Utilities free and clear of all claims, liens and encumbrances.

3.2      Alternate Coal
         A)       In the event that during the Term of this Agreement

                  1) the Joint Committee concludes that SJCC may be able to deliver Alternate Coal to Utilities with an acquisition cost that is less than the Reimbursable Operating Costs as defined in Section 8.2(C) "Reimbursable Operating Costs" for Mineable Coal or,

                  2) if the Parties agree that Alternate Coal should otherwise be substituted for Mineable Coal,

         then, subject to final Joint Committee approval, SJCC shall use its best efforts to acquire Alternate Coal for delivery under this Agreement and to substitute such Alternate Coal for that amount of Mineable Coal otherwise deliverable hereunder which the Joint Committee or the Parties (as the case may be) have agreed upon; provided that, such Alternate Coal shall be priced as described in Section 8 "SJCC Compensation" including a Base CIE or an Incremental CIE, as applicable, and full reimbursement of acquisition costs, and any Operating Costs as defined in Exhibit "F" "Operating Costs" adjusted for depletion if appropriate, and shall meet the specifications identified in Section 5 "Coal Specifications and Weighing, Sampling, and Analysis" or such specifications as shall be agreed upon by Utilities.

                          Section 4 - Delivery of Coal
                          ----------------------------

4.1      Delivery Points
         A) SJCC will deliver Processed Coal to delivery point(s) on the San Juan Station situated in the location(s) shown as "Delivery Points" on Exhibit "B" "Delivery Points".

         B) Processed Coal shall be deemed delivered when it is deposited in one of the Utilities' coal surge piles at the Delivery Point(s), and title shall pass to Utilities at the point of entry into said coal surge piles; thereafter, Utilities shall be responsible for all such delivered coal.

         C) Matters of mutual interest in connection with the coal handling facilities, and specific methods and locations of delivery are hereby made a responsibility of the Coordinating Committee, such responsibility to be carried out as provided for in Section 9 "Coordinating Committee".

4.2      Delivery Rates
         A) SJCC shall deliver coal to the Utilities at the Delivery Point(s) pursuant to Sections 4.2(B) and 4.2(C) hereof, such deliveries, to the extent practicable, to be at approximate uniform rates during the delivery periods and in annual amounts as shown in Exhibit "D" "Delivery Rates" as may be adjusted; provided, however, that in no event shall SJCC at any time be obligated to mine coal in a manner inconsistent with the Mining Plans and Methods. The annual amounts shown in Exhibit "D" "Delivery Rates" will be adjusted as provided for in Sections 4.2(B) and 4.2(C); provided, however, that such amounts may not be adjusted upward to exceed 130,000 Tons per week or 6,760,000 Tons per year, unless otherwise agreed to by the Joint Committee.

         B) During the term of this Agreement, Utilities will provide SJCC annually, on or about September 1st, a schedule of monthly and annual planned coal consumption for operation of the San Juan Station and for Utilities' Coal Storage (defined in Section
                  4.3 "Utilities' Coal Storage"). This annual consumption forecast provided by the Utilities will supercede the tonnage specified in Exhibit "D" "Delivery Rates" for that year, if the annual schedule is consistent with the provisions of
                  Section 4.2(A). Utilities will notify SJCC promptly and, if possible, in advance, of any changes in such scheduled amounts due to outage of generating units or other causes. In the event of an increase in said scheduled amounts upon less than eight (8) weeks' notice, SJCC agrees to use its best efforts to meet such increase at the date scheduled, and in any event, subject to the limitations of Section 4.2(A), it will meet such increase within eight (8) weeks of notice thereof.

         C)       The Joint Committee may, in accordance with the provisions of
                  Section 10 "Joint Committee", adjust either upward or downward the tonnage specified in this Section 4.2 "Delivery Rates", provided such adjustment is not in conflict with any other provision of this Agreement and does not materially impact the Mining Plans and Methods.

4.3      Utilities' Coal Storage
         Utilities intend to maintain at the San Juan Station site a storage pile of Processed Coal ("Utilities' Coal Storage"). The amount of such storage will be determined by Utilities from time to time in the future and may be varied from time to time. Should any part of this coal storage pile be depleted or should the size of the pile be increased as provided for herein, subject to the limitations on SJCC's delivery obligations contained herein, SJCC agrees to deliver replacement or additional coal at the earliest practicable time in order that the amount of coal will reach the required level, as determined by the Utilities and consistent with this Agreement. Delivery of Processed Coal for Utilities' Coal Storage will not be required if such delivery would trigger Non-Normal Conditions.

      Section 5 - Coal Specifications and Weighing, Sampling, and Analysis
      --------------------------------------------------------------------

5.1      Coal Size
         Crusher settings will be established by the Coordinating Committee. No selected sizes shall be removed from the Processed Coal.

5.2      Coal Quality
         Coal to be delivered pursuant to this Agreement shall have been mined with diligence and care, and in accordance with good minerlike practice, to minimize contamination of coal by material extraneous to the coal seam being mined. Subject to the provisions of this Section 5 and Section 12 "Non-Normal Conditions, Right to Cure, Termination, and Expiration", SJCC will deliver to Utilities coal which shall have an average heating value of not less than 9,000 BTU per pound, as received, averaged over any 24-hour period when SJCC is delivering coal, unless a variance from such standard shall have previously been agreed upon by the Coordinating Committee in accordance with Section 9 "Coordinating Committee". Such 24-hour period shall be from midnight to midnight, unless the Coordinating Committee shall agree otherwise in accordance with Section 9 "Coordinating Committee"

5.3      Utilities' Right of Rejection
         Subject to the provisions of Section 12 "Non-Normal Conditions, Right to Cure, Termination and Expiration", in the event that coal delivered during any 24-hour period referred to in Section 5.2 "Coal Quality" shall have an average heating value of less than 9,000 BTU per pound, as received, ("Inferior Coal") and such delivery shall not have been authorized by prior agreement of the Utilities' Coordinating Committee Representative or the Joint Committee, then SJCC shall give the Utilities prompt notice of the delivery of such Inferior Coal, and the Utilities may then choose either one of the two options described below and promptly notify SJCC of such decision. Such election shall constitute an exclusive remedy for delivery of Inferior Coal, unless a dispute arises under Section 5.3(A) or Section 5.3(B), in which case either party may demand arbitration pursuant to Section 11 "Dispute Resolution".

         A) If the Utilities choose to accept the Inferior Coal, they may request a price reduction for such Inferior Coal. Such price reduction shall be determined by the following formula and credited against the Interim Invoice and the UG-CSA Invoice for the month that the Inferior Coal was delivered:

                  Price Reduction = 24-hour Tons X price X grade factor

                  Where:

                  "24-hour Tons" is equal to the Tons of coal sold in the 24-hour period in which the Inferior Coal was delivered;

                  "price" is equal to the UG-CSA Invoice price for the month in which the Inferior Coal was delivered; and,

                  "grade factor" is equal to the [the contract grade minus the grade of the Inferior Coal for the 24-hour period] divided by the contract grade. The contract grade is 9,000 BTU per pound or as otherwise agreed by the Coordinating Committee.

         B) If the Utilities choose to reject such Inferior Coal, the Coordinating Committee shall develop a plan to mitigate the situation. SJCC at its own expense will use reasonable efforts to implement the mitigation measures.

5.4      Weighing and Analysis Facilities and Methods
         Facilities for the weighing, sampling and analysis of coal shall be owned, operated and maintained by SJCC.

         A) Methods shall be established for determining the weight and BTU content of coal delivered, in accordance with accepted good practice and applicable portions of the ASTM standards, or such other procedures as the Coordinating Committee may determine with due regard for overall economy in investment and in operation, including splitting of samples and bias testing by an independent commercial firm qualified to conduct such testing.

         B) Utilities may at any time observe the weighing, sampling and analysis operations of SJCC as herein provided and report thereon to the Coordinating Committee.

                 Section 6 - Coal Leases, Land, and Land Rights
                 ----------------------------------------------

6.1      Dedicated Reserves
         The coal reserves contained within the Coal Leases are dedicated to production for the San Juan Station except as provided otherwise herein.

         Before SJCC acquires any coal leases contiguous with the Coal Leases, SJCC will offer to dedicate such coal leases to production for the San Juan Station. Upon approval (which approval shall not be withheld unreasonably) by the Joint Committee of the terms for incorporating such leases into this Agreement, those coal leases if acquired, will become dedicated to production for the San Juan Station except as provided otherwise herein.

6.2      SJCC's Facilities
         A) SJCC has, or will use its best efforts to further secure by January 1, 2003, right of use of the SJCC Site Area, either by right, deed, lease, or other instrument.

         B) It is understood that the boundaries of the SJCC Site Area that are adjacent to the San Juan Station may, with the consent of Utilities, be enlarged as SJCC's needs expand. Any such enlargement shall be a responsibility of the Joint Committee, to be carried out as provided for in Section 10 "Joint Committee".

         C) Utilities hereby agree that as among Utilities and SJCC and their respective successors and assigns, the coal mining, coal processing and mining reclamation equipment and related assets owned by SJCC and located on the San Juan Station site are and shall remain personal property of SJCC. Utilities agree to grant to any purchaser of such equipment and assets from SJCC such easements and rights-of-way as shall be necessary to enable such purchaser to enter upon the lands of Utilities to remove same.

6.3      Utilities' Rights Vis-a-Vis the SJCC Site Area
         A) In the event that Utilities-authorized persons wish to enter the SJCC Site Area, Utilities shall first give notice to the mine manager, or his representative, or follow Coordinating Committee guidelines in order to facilitate compliance with safety requirements.

         B) SJCC grants to Utilities such rights as SJCC may have to install, maintain and operate and the right to permit others, including but not limited to affiliated companies of the Utilities, to install, maintain and operate roads, railroads, overland conveyors, electric power-lines, water pipelines and other facilities over and upon the SJCC Site Area; provided, however, that such installation, maintenance and operation shall not interfere with SJCC's operations and obligations under this Agreement and provided further that such activity shall comply with applicable law and lease terms.

6.4      Waste Disposal Area
         In connection with the Waste Disposal Agreement dated July 27, 1992, as amended, SJCC will maintain, to the extent permitted by, and in compliance with, applicable laws, regulations and permits, suitable waste disposal areas within the SJCC Site Area. "Waste" shall be defined as material disposed of pursuant to the Waste Disposal Agreement.

6.5      Compliance with Leases and Other Instruments
         A) SJCC shall not perform any act or undertake any activity which would violate any covenant under any of the Coal Leases or other leases, rights of way grants and easements, or other agreements, licenses or permits required for the mining, processing, transportation, delivery and sale of coal, Waste disposal, reclamation, and other activities of SJCC under this Agreement, and which could have the effect of causing forfeiture of SJCC's rights under said leases and other instruments, including nonpayment of rentals or royalties due under the provisions of such leases and instruments.

         B) In the event that any regulatory requirement shall impose upon SJCC an obligation to produce coal in an amount which cannot be produced using the Mining Plans and Methods, then the Joint Committee shall approve such changes to the Mining Plans and Methods as are reasonably required to enable SJCC to comply with such obligation and the Utilities' representatives on the Joint Committee shall not unreasonably withhold their approval of such changes.

         C) It is agreed that, in the event there is attached to SJCC's interest in the Coal Leases or other leases, rights of way grants and easements, or other agreements, licenses or permits required for the mining, processing, transportation, delivery and sale of coal, Waste disposal, reclamation, and other activities of SJCC under this Agreement, a judgment lien against SJCC resulting from a final judgment issued by any court of competent jurisdiction, which judgment is not appealable to any court, or a lien created by statute, which statutory lien is not being contested by SJCC and which SJCC does not intend to contest, and legal procedure has been commenced for the sale of SJCC's interest in the Coal Leases or other leases, rights of way grants and easements, or other agreements, licenses or permits required for the mining, processing, transportation, delivery and sale of coal, Waste disposal, reclamation, and other activities of SJCC under this Agreement, pursuant to such judgment, lien or statutory lien, Utilities, after giving SJCC written demand to pay such judgment or discharge such lien and SJCC having failed to do so within a reasonable time after such demand, shall have the right at their option to pay and discharge said judgment or lien prior to such sale or to redeem the Coal Leases or other leases, rights of way grants and easements, or other agreements, licenses or permits required for the mining, processing, transportation, delivery and sale of coal, Waste disposal, reclamation, and other activities of SJCC under this Agreement, after such sale as provided by law, in which event all sums expended by Utilities to discharge said lien or to redeem said property, as provided by law, shall be payable by SJCC to Utilities upon demand.

6.6      Restrictions on SJCC
         A) Subject to Section 6.7 "Site Area Lease Management", SJCC shall not assign, transfer, convey, mortgage, encumber or otherwise dispose of interests or rights in the Coal Leases or other leases, rights of way grants and easements, or other agreements, licenses or permits required for the mining, processing, transportation, delivery and sale of coal, Waste disposal, reclamation, and other activities of SJCC under this Agreement, except as contemplated by Section 14.10 "Assignment", without the prior written consent of Utilities. SJCC may sell to parties other than Utilities, coal mined from the Coal Leases and any approved contiguous lease additions which is not required by SJCC to meet its obligations hereunder and SJCC shall have no liability to Utilities by reason of such sale; provided, however, that no said sale shall be made without the prior written consent of the Utilities' representatives on the Joint Committee.

         B) Notwithstanding the foregoing provisions of this Section 6.6, if for a period of thirty-six (36) consecutive months, Utilities shall be entirely excused pursuant to the provisions of Section 12.2 "Uncontrollable Forces" hereof from their obligation to accept deliveries of and to pay for coal from the Coal Leases, then SJCC shall attempt to sell coal from the Coal Leases to persons other than Utilities. Utilities agree that they will consent to such sales

                  1) if such sales will not, in Utilities' reasonable judgment, interfere with the provision of the then anticipated annual and total estimated fuel needs of the San Juan Station, but not to exceed the tonnage specified in Section 4.2 "Delivery Rates", through the remaining Term (unless otherwise agreed by the Parties), and

                  2) appropriate amendments are made to the components of compensation set forth in Section 8 "SJCC Compensation" to reflect the decreased tonnage of coal that will be delivered to Utilities from the Coal Leases.

                  To the extent necessary to maintain the Coal Leases by production, SJCC may sell coal from the Coal Leases to persons other than Utilities during the thirty-six (36) month period.

         C) Except for incidental uses, SJCC will use underground facilities within the UG Mine solely to meet SJCC's obligations under this Agreement.

6.7      Site Area Lease Management
         SJCC shall have the responsibility and authority to manage all leases, rights of way grants and easements, or other agreements, licenses or permits for the SJCC Site Area. Management of the Coal Leases and other areas required for the mining, processing, transportation, delivery, Waste disposal, reclamation, and sale of coal pursuant to this Agreement is restricted pursuant to Section 6.6 "Restrictions on SJCC".

                             Section 7 - Operations
                             ----------------------

7.1      Mining Plans and Methods
         A) SJCC will mine and deliver coal in accordance with the mining methods set forth in Exhibit "C" "Mining Plans and Methods" incorporated herein by reference. To mine Remnant Coal, SJCC at its discretion may use mining methods other than those described in Exhibit "C" "Mining Plans and Methods". SJCC agrees that it will not significantly amend, revise or modify the Mining Plans and Methods, unless necessary to comply with applicable statutes, regulations and rulings, without first gaining Joint Committee approval if the effect of such amendment, revision or modification would be to increase the cost of coal sold to the Utilities or significantly reduce the recoverable reserves hereunder.

         B) Power System - SJCC shall provide or contract for its electric power requirements for mining by separate agreement.

7.2      Processing Methods
         A) SJCC shall process Mineable Coal, Alternate Coal, and/or Non-SJCC Coal in its facilities in accordance with accepted coal processing methods to meet Section 5.1 "Coal Size" and
                  Section 5.2 "Coal Quality" requirements.

         B) Power System - SJCC shall provide or contract for its electric power requirements for processing by separate agreement.

7.3      Reclamation Activities
         A) SJCC will reclaim lands on the SJCC Site Area as required by and in compliance with all applicable laws, regulations and conditions of applicable permits, licenses and approvals. Utilities will compensate SJCC for all reclamation and related liabilities, obligations and costs associated with disturbance on the SJCC Site Area resulting in any way from the supply of coal to the San Juan Station; provided, however, that the Utilities' reclamation liability after any termination (but not expiration) is further limited to surface reclamation and related liabilities, obligations and costs, as more specifically provided in Section 12.5(D) "Liabilities Upon Termination".

         B) Post Term Reclamation - At a time designated by the Joint Committee, which in any event shall be no later than ten (10) years prior to expiration of this Agreement, Utilities agree to make arrangements, acceptable to SJCC to assure that Utilities' obligation to fully compensate SJCC for all reclamation obligations of SJCC for all of the SJCC Site Area will be satisfied. Unless otherwise agreed, such assurance shall include at least one or more of the following: bonding or other financial assurance, or funding of a secure reclamation account. SJCC's acceptance of such assurance shall not be unreasonably withheld.

         C) Regulatory Costs - If SJCC is required by the provisions of agreements relating to the SJCC Site Area, or any regulations or directives issued pursuant thereto, or by the provisions of any statute, ordinance, regulation or other directive of any governmental body to undertake any reclamation, environmental protection or related work, compensation for which would not be covered under the provisions of Section 8 "SJCC Compensation", SJCC shall receive compensation from Utilities for complying with such reclamation, environmental protection or related work consistent with the compensation provisions of
                  Section 8 "SJCC Compensation" to the extent that such activity is associated with disturbance on the SJCC Site Area resulting in any way from the supply of coal to the San Juan Station; provided, however, that the Utilities' liability for such work after any termination (but not expiration) is further limited to work related to surface mining and the surface effects of underground mining. The procedures for determining such compensation shall be agreed to by the Parties.

                         Section 8 - SJCC Compensation
                         -----------------------------

8.1      Compensation Components
         The Utilities shall pay to SJCC the sales price for coal delivered to Utilities ("Coal Costs"), and in addition shall reimburse SJCC for Other Costs as described in Section 8.5 "Other Costs".

         The Coal Costs to be paid by the Utilities is comprised of the following components:

         A)       The Mining and Reclamation Component as described in Section
                  8.2 "Mining and Reclamation Component".

         B) The Coal Processing Component as described in Section 8.3 "Coal Processing Component".

         C)       Non-SJCC Coal and Alternate Coal Costs as described in Section
                  8.4 "Non-SJCC Coal and Alternate Coal Costs".

8.2      Mining and Reclamation Component
         The Mining and Reclamation Component shall be the sum of the Base Capital Investment Element Amount ("Base CIE Amount") as described in
         Section 8.2(A), the Incremental Capital Investment Element Amount ("Incremental CIE Amount") as described in Section 8.2(B), SJCC's Reimbursable Operating Costs ("Reimbursable Operating Costs") as described in Section 8.2(C), the Administration Element as described in
         Section 8.2(D), and the Capital Investment Element Reconciliation Amount ("CIE Reconciliation Amount") as described in Section 8.2(E).

         A)       Base CIE Amount

         Each month, Utilities shall pay to SJCC a base capital investment element that will be calculated and adjusted as herein provided. All adjustment results will be rounded to three decimal places unless specified otherwise.

                   1) For Mineable Coal and Alternate Coal, the Base Capital Investment Element is [*] per Ton ("Base CIEOriginal"). There are three adjustments that cumulatively comprise the Base CIE Adjustments. The Base CIEOriginal shall be adjusted in the order recited, as follows:

                       (i) Capital True Up Adjustment.

                       A one-time capital true up adjustment will be made, in dollars per Ton, pursuant to the Capital True Up Agreement. The Capital True Up Adjustment will be made according to the following formula:

                       Base CIEtrue up adj = Base CIEOriginal + Capital True Up Adjustment (TRUE UP ADJ & ORIGINAL ARE SUBSCRIPTS)


                       Where the Capital True Up Adjustment will be determined as provided for in the Capital True Up Agreement, if it is positive it will increase the Base CIEOriginal and if it is negative it will decrease the Base CIEOriginal.

                       (ii) Tax and Depletion Adjustment.

                       In the event the tax ("T") and/or depletion ("PD") factors, as defined in Exhibit "G" "Tax Calculations", change, the Base CIEtrue up adj will be adjusted, as follows:

                       Base CIEtax adj = Base CIEtrue up adj X [OBJECT OMITTED]

                       Where Madj = [OBJECT OMITTED]

                       Where, the Moriginal, NPVC, and NPVD values shall be determined as provided for in the Capital True Up Agreement.

                       If T and PD have not changed, Base CIEtax adj shall be equal to the Base CIEtrue up adj.
                       [TAX ADJ & TRUE UP ADJ ARE SUBSCRIPTS]

                       (iii) Inflation-Deflation Adjustment.

                       The Base CIEtax adj shall be further adjusted monthly, according to the following formula:

                       Base CIE = Base CIEtax adj x D1 / D0
                       [1 AND 0 ARE SUBSCRIPTS]

                       D1 and D0 are defined in Section 8.6 "Inflation - Deflation Adjustment".

                       In no event shall the inflation-deflation adjustment cause the Base CIE to be less than the Base CIEtax adj.

                  2)   For  Non-SJCC   Coal  the  Non-SJCC   Base  CIE  will  be
                       determined each month as follows:

                       (i) If the costs to SJCC of the Non-SJCC Coal plus the Base CIE is less than or equal to the Annual Interim Invoice Agreement Price (as defined in Section 8.7(B) "Interim Invoice"), the Non-SJCC Base CIE will be equal to the Base CIE.

                       (ii) If the costs to SJCC of the Non-SJCC Coal plus the
                            Base CIE is greater than the Annual Interim Invoice Agreement Price (as defined in Section 8.7(B) "Interim Invoice"), the Non-SJCC Base CIE will be the greater of:

                            a) The Annual Interim Invoice Agreement Price minus the costs to SJCC of the Non-SJCC Coal or

                            b)   Zero (0).

                  3)   Base Tons

                       The SJCC Base Monthly Tons ("BMT") and the Non-SJCC Base Monthly Tons ("NBMT") shall be determined as follows:

                       (i) The BMT shall be equal to the MMT unless the NMS are greater than zero and the SMS are less than the MMT, in which case the BMT shall be equal to the MMT minus the NBMT.

                       (ii) The NBMT shall be equal to zero (0) unless the SMS
                            is less than the MMT, in which case the NBMT shall be equal to the lesser of

                            a)  The MMT minus the SMS; or

                            b)  The NMS.

                  4)   Monthly Base CIE Amount.

                       The Monthly Base CIE Amount shall be the sum of:

                       The Base CIE times the BMT; plus,

                       The Non-SJCC Base CIE times the NBMT.

         B)       Incremental CIE

         Each month, Utilities shall pay to SJCC, for each Ton of coal delivered during that month by SJCC above the MMT (defined herein), an incremental capital investment element calculated as described below:

                  1) For Mineable Coal and Alternate Coal the Incremental CIE is [*] and will not be subject to inflation or deflation.

                  2) For Non-SJCC Coal the Non-SJCC Incremental CIE shall be determined as follows. In each month that Non-SJCC Coal is sold under Non-Normal Conditions where an Uncontrollable Forces situation has not been declared, the Non-SJCC Incremental CIE will be equal to zero (0). If the Non-SJCC Coal is sold under Non-Normal Conditions where an Uncontrollable Forces situation has been declared, the Non-SJCC Coal will receive the Incremental CIE.

                  3)   Incremental Tons

                       The SJCC Incremental Monthly Tons ("IMT") and the Non-SJCC Incremental Monthly Tons ("NIMT") shall be determined as follows:

                       (i) If the SMS are greater than the MMT, the IMT shall be equal to the SMS minus the MMT; otherwise the IMT shall be equal to zero (0).

                       (ii) The NIMT shall be equal to the NMS minus the NBMT.

                  4)   Monthly Incremental CIE Amount.

                       The Monthly Incremental CIE Amount shall be the sum of:

                       The Incremental CIE times the IMT; plus,

                       The Non-SJCC Incremental CIE times the NIMT.

         C)       Reimbursable Operating Costs

         Each month, Utilities shall pay to SJCC, SJCC's Reimbursable Operating Costs which shall be all Operating Costs defined in Exhibit "F" "Operating Costs" paid or incurred in connection with the sale of Mineable Coal including mining related reclamation costs incurred by SJCC hereunder.

                   1) Operating Costs that are eligible for the depletion allowance as defined in Exhibit "G" "Tax Calculations" shall be adjusted for income tax and depletion as provided below:

                   Reimbursable Operating Costs = Operating Costs X [OBJECT OMITTED]

                   Where T and PD are as defined in Exhibit "G" "Tax Calculations".

                   2)  All other Operating Costs shall be reimbursed at 100%.

         D)        Administration Element

         Each month, Utilities shall pay to SJCC, an Administration Element equal to [*] per month. The Administration Element shall be calculated and adjusted for i) tax and depletion, and ii) inflation and deflation as herein provided.

         Administration Element = [*] X [OBJECT OMITTED]

         Where T and PD are as defined in Exhibit "G" "Tax Calculations", and D1 and D0 are defined in Section 8.6 "Inflation - Deflation Adjustment".

         E)        CIE Reconciliation Amount

         In the invoice for December of each year a CIE Reconciliation will be made if NAS are greater than zero (0) or if the SMS are less than the MMT for any month during the year. The CIE Reconciliation Amount (which can be negative) will be added to the December Invoice. The CIE Reconciliation Amount will be determined as follows:

         CIE Reconciliation Amount = Annual CIE Amount - CIE Amount Invoiced.

         Where;

         The CIE Amount Invoiced is equal to the sum of the Monthly Base CIE Amounts and the Monthly Incremental CIE Amounts invoiced during the year (including the December amounts).

         And,

         The Annual CIE Amount is equal to the sum of:

                   1)  The AA Base CIE multiplied by the BAT; plus,

                   2)  The AA Non-SJCC Base CIE multiplied by the NBAT; plus

                   3)  The Incremental CIE multiplied by the IAT; plus,

                   4)  The AA Non-SJCC Incremental CIE multiplied by the NIAT.

         F)        Definitions:

                   1) SJCC Monthly Sales ("SMS") shall be equal to the Tons of Mineable Coal and Alternate Coal delivered in a month.

                   2) Annual SJCC Sales ("SAS") shall be equal to the sum of the SMS for a calendar year.

                   3) Non-SJCC Monthly Sales ("NMS") shall be equal to the Non-SJCC Coal delivered in a month.

                   4) Non-SJCC Annual Sales ("NAS") shall be equal to the sum of the NMS for a calendar year.

                   5) Total Monthly Sales ("TMS") shall be the sum of the SMS and the NMS.

                   6) Total Annual Sales ("TAS") shall be the sum of the SAS and the NAS.

                   7) Minimum Annual Tons ("MAT") shall be defined as the Tons shown in column 2 labeled "Minimum Annual Tons" on Exhibit "H" "San Juan Station Minimum Deliveries 2003 - 2017" for each calendar year.

                   8) Minimum Monthly Tons ("MMT") shall be defined as the monthly portion of the MAT prorated based on the monthly tonnages provided pursuant to Section 4.2(B) "Delivery Rates" or as agreed to by the Parties. If there is not a monthly tonnage allocation of the MAT, the MMT shall be 1/12 of the MAT for each month.

                   9) Short Fall Tons ("SFT"), for any year, shall be defined as zero (0), unless SJCC has not declared an Uncontrollable Forces event and the TAS are less than the MAT in any year in which SJCC is obligated under the terms of this Agreement, to deliver coal in such amounts that the total Tons requested for said year would be greater than or equal to the MAT; in which case the SFT for such year shall be the MAT minus the TAS.

                   10) Weighted Average Annual Base CIE ("AA Base CIE") shall be equal to the sum of the products of the monthly Base CIE multiplied by the MMT for each of the 12 months, all divided by the MAT.

                   11) Weighted Average Annual Non-SJCC Base CIE ("AA Non-SJCC
                       Base CIE") shall be equal to the sum of the products of the Non-SJCC Base CIE multiplied by the NBMT invoiced each month for each of the 12 months, all divided by the sum of the NBMT.

                   12) Weighted Average Annual Non-SJCC Incremental CIE ("AA
                       Non-SJCC Incremental CIE") shall be equal to the sum of the products of the Non-SJCC Incremental CIE multiplied by the NIMT invoiced each month for each of the 12 months, all divided by the sum of the NIMT.

                   13) The Non-SJCC Base Annual Tons ("NBAT") shall be equal to zero unless the SAS is less than the MAT minus the SFT in which case the NBAT shall be equal to the lesser of:

                       (i)  The MAT minus the SFT minus the SAS or

                       (ii) The NAS.

                   14) The SJCC Base Annual Tons ("BAT") shall be equal to the
                       MAT minus the SFT, unless the NAS is greater than zero
                       (0) and the SAS are less than the MAT minus the SFT, in which case the BAT shall be equal to the MAT minus SFT minus the NBAT.

                   15) If the SAS are greater than the MAT, the SJCC Incremental
                       Annual Tons ("IAT") shall be equal to the SAS minus the MAT; otherwise the IAT shall be equal to zero (0).

                   16) The Non-SJCC Incremental Annual Tons ("NIAT") shall be equal to the NAS minus the NBAT.

8.3      Coal Processing Component
         The Coal Processing Component shall be the sum of the Processing Capital Investment Element Amount ("Processing CIE Amount") as described in Section 8.3(A), SJCC's Reimbursable Processing Costs ("Reimbursable Processing Costs") as described in Section 8.3(B), the Processing Administration Element as described in Section 8.3(C), and the Processing Capital Investment Element Reconciliation Amount ("Processing CIE Reconciliation Amount") as described in Section 8.3(D).

         A)       Processing CIE Amount

         Each month, Utilities shall pay to SJCC, a Processing Capital Investment Element determined as described below:

                   1) The Processing CIEEligible-Org for the processing of Tons that are eligible for the depletion allowance as described in Exhibit "G" "Tax Calculations" shall be calculated to five decimal places monthly, as described below:

                       [OBJECT OMITTED]

                       Where:

                       T and PD are as defined in Exhibit "G" "Tax
                       Calculations".

                   2) Processing CIE for processing of Tons that are not eligible for the depletion allowance ("Processing CIENon-elg-Org") as described in Exhibit "G" "Tax Calculations" shall be calculated to five decimal places monthly as described below:

                       [OBJECT OMITTED]

                       Where:

                       T and PD are as defined in Exhibit "G" "Tax
                       Calculations".

                   3)  Inflation - Deflation Adjustment - The Processing

                       CIEEligible-Org and Processing CIENon-elg-Org shall be adjusted to three decimal places, monthly, as described below:

                       Processing CIEEligible-Adj = Processing CIEEligible-Org x D1 / D0
                       [ELIGIBLE-ADJ, ELIGIBLE-ORG, 1 & 0 ARE SUBSCRIPTS]

                       And

                       Processing CIENon-elg-Adj = Processing CIENon-elg-Org x D1 / D0
                       [NON-ELG-ADJ & NON-ELG-ORG ARE SUBSCRIPTS]

                       Where:

                       D1 and D0 are defined in Section 8.6 "Inflation - Deflation Adjustment".

                       In no event shall the inflation-deflation adjustment cause the Processing CIEEligible-Adj to be less than the Processing CIEEligible-Org or the Processing CIENon-elg-Adj. to be less than the Processing CIENon-elg-Org.

                   4) Underground Adjustment. The Processing CIEEligible-Adj and the Processing CIENon-elg-Adj, will be further reduced by [*] per Ton. This [*] reduction will not be subject to inflation or deflation adjustment.

                       Processing CIEEligible = Processing CIEEligible-Adj - [*] [ELIGIBLE & ELIGIBLE-ADJ ARE SUBSCRIPTS]

                       Processing CIENon-eligible = Processing
                       CIENon-elg-Adj - [*]
                       [NON-ELIGIBLE & NON-ELG-ADJ ARE SUBSCRIPTS]

                   5) The "Monthly Processing Tons" shall be one twelfth (1/12) of the annual tonnage set forth in Column 3 ("Annual Processing Tons") of Exhibit "H" "San Juan Station Minimum Deliveries 2003-2017" for said calendar year.

                       (i) The "Monthly Eligible Processing Tons" shall be equal to the Monthly Processing Tons times the ratio of Mineable Coal sold to the TMS (Total Monthly Sales). If TMS is equal to zero (0), then Monthly Eligible Processing Tons shall be equal to Monthly Processing Tons.

                       (ii) The "Monthly Non-Eligible Processing Tons" shall be
                            equal to the Monthly Processing Tons times the ratio of Alternate Coal and Non-SJCC Coal sold to the TMS (Total Monthly Sales).

                   6)  The Monthly Processing CIE Amount shall be the sum of:

                       (i) The Monthly Eligible Processing Tons times the Processing CIEEligible; plus,

                       (ii) The Monthly Non-Eligible Processing Tons times the
                            Processing CIENon-eligible.

         B)       Reimbursable Processing Costs

         Each month, Utilities shall pay to SJCC all Operating Costs defined in Exhibit "F" "Operating Costs" paid or incurred in connection with the processing of Mineable Coal, Non-SJCC Coal and Alternate Coal:

                   1) all Rental and Royalties and all Taxes, as defined in Paragraphs A and G of Exhibit "F" "Operating Costs", paid or incurred in connection with the processing of coal mined by SJCC hereunder; plus,

                   2) all Operating Costs defined in Exhibit "F" "Operating Costs" (excluding said Rentals and Royalties, and Taxes referred to in Section 8.3(B)(1)) that are eligible for the depletion allowance will be adjusted as described below:

                            Depletion-eligible Reimbursable SJCC Coal Processing Costs

                            = SJCC Processing Costs X [OBJECT OMITTED]

                            Where T and PD are as defined in Exhibit "G" "Tax Calculations";

                       plus,

                   3) all of SJCC's Operating Costs, as defined in Exhibit "F" "Operating Costs" (excluding said Rentals and Royalties, and Taxes referred to in Section 8.3(B)(1)) that are not eligible for the depletion allowance will be adjusted as described below:

                            Depletion-ineligible Reimbursable SJCC Coal
                            Processing Costs = SJCC Processing Costs X [*].

         C)       Processing Administration Element

         Each month, Utilities shall pay to SJCC a Processing Administration Element comprised of the sum of the following elements:

                   1) The portion of the Processing Administration Element that is eligible for the depletion allowance shall be calculated and adjusted for i) tax and depletion, and ii) inflation and deflation as follows:

                            Eligible Processing Administration Element =
                            [*] X [OBJECT OMITTED] X Mineable Coal %

                            Where T and PD are as defined in Exhibit "G" "Tax Calculations", and D1 and D0 are defined in Section
                            8.6 "Inflation - Deflation Adjustment", and Mineable Coal % is equal to the Tons of Mineable Coal sold divided by the TMS (Total Monthly Sales) expressed as a percentage. If TMS is equal to zero (0), then Mineable Coal % shall be equal to one hundred percent (100%).

                   2) The portion of the Processing Administration Element that is not eligible for the depletion allowance shall be calculated and adjusted for inflation and deflation as follows:

                            Non-Eligible Processing Administration Element =

                            [*] X [OBJECT OMITTED] X Non-Eligible Coal %

                            Where, D1 and D0 are defined in Section 8.6
                            "Inflation - Deflation Adjustment", and Non-Eligible Coal % is equal to one hundred percent (100%) minus Mineable Coal %.

         D)       Processing CIE Reconciliation Amount

         In any year in which Uncontrollable Forces have not been declared and the TAS are less than the annual tonnage set forth in column 3 of Exhibit "H" "San Juan Station Minimum Deliveries 2003-2017" for said calendar year and in which SJCC was obligated under the terms of this Agreement to process coal in such amounts that the total Tons requested to be processed for said year would be equal to or greater than the annual tonnage set forth in column 3 of Exhibit "H" "San Juan Station Minimum Deliveries 2003-2017" SJCC shall make an adjustment to the December invoice as herein follows:

         Processing CIE Reconciliation Amount is equal to the average of monthly Processing CIEs times [TAS minus the annual tonnage set forth in column 3 of Exhibit "H" "San Juan Station Minimum Deliveries 2003-2017" for the applicable calendar year].

8.4      Non-SJCC Coal and Alternate Coal Costs
         Each month, Utilities shall pay to SJCC all of SJCC's costs of acquiring and selling Non-SJCC Coal and Alternate Coal for use by Utilities in the San Juan Station, including, without limitation, all costs described in Exhibit "F" "Operating Costs" incurred incident to any agreement for the purchase of Non-SJCC Coal and Alternate Coal and the negotiation thereof, provided that, the Joint Committee has approved all costs associated with the acquisition of such Non-SJCC Coal and Alternate Coal and such Non-SJCC Coal and Alternate Coal has been acquired by SJCC for processing and delivery under this Agreement as provided for herein.

8.5      Other Costs
         A)       Other Reclamation

         Each month, Utilities shall pay to SJCC all Operating Costs, as defined in Exhibit "F" "Operating Costs" paid or incurred in connection with performance of other SJCC Site Area reclamation pursuant to Section 7.3 "Reclamation Activities".

         B)       Substitute REI

         Utilities shall pay to SJCC an amount that is annually equal to the REI (as defined in the Fruitland Coal Sublease) multiplied by "X" (which may be negative). The monthly invoiced amounts will be based on the projected number of Fruitland Substitute Tons (defined below) and Fruitland Tons (defined below) for the year.

                  Where:

                  X=A-G

                  And

                  A=The number of Fruitland Substitute Tons is defined as all Tons except Fruitland Tons delivered to SJGS by SJCC, excluding the first [*] Tons other than those subject to the Fruitland Coal Sublease, provided, however, that the number of Fruitland Substitute Tons in any year will not exceed the greater of (i) the REI Minimum (as defined below) plus the REI Shortfall Balance as of the previous year end (as defined below) less the Fruitland Tons, or (ii) zero (0).

                  B=The aggregate cumulative number of Make-up Tons (as defined in the Fruitland Coal Sublease) as of the previous year end.

                  C=The REI Shortfall Balance as of the previous year end. The REI Shortfall Balance for 2002 year end is zero (0). The ending REI Shortfall Balance for each year thereafter will be the greater of (i) the sum of the ending REI Shortfall Balance for the previous year and the REI Shortfall Tons (as defined below) for the year, or (ii) zero (0).

                  D=The number of Fruitland Tons is defined as the actual number of Tons mined and delivered from the Fruitland Leases (as defined in the Fruitland Coal Sublease) during the year.

                  E=The REI Minimum, that shall be equal to the Annual Tonnage defined in the Fruitland Coal Sublease.

                  F=(D-E-C), or zero (0), whichever is greater and

                  G=(B-C), or F, whichever is less.

                  REI Shortfall Tons means for any year the REI Minimum for that year less the sum of Fruitland Tons and Fruitland Substitute Tons for that year. (REI Shortfall Tons may be negative).

         C)       Payments under Cimarron Coal Assignment

         Each month, Utilities shall pay to SJCC all of SJCC's costs and obligations, if any, arising from the Cimarron Coal Assignment.

         D)       Payments under the Ute ROW

         Each month, Utilities shall pay to SJCC all of SJCC's costs and obligations, if any, arising from the Ute ROW.

         E)       Other Miscellaneous Costs

         Each month, Utilities shall pay to SJCC all Operating Costs, as defined in Exhibit "F" "Operating Costs" paid or incurred in connection with Other Costs.

8.6      Inflation - Deflation Adjustment
         A) The "Inflation Index", calculated to three decimal places, shall be equal to the sum of [*] times the "Producer Price Index - Commodities for Construction Machinery and Equipment (Series Id WPU112)" not seasonally adjusted, as published by the United States Department of Labor, Bureau of Labor Statistics ("Index"), plus [*] times the "Implicit Price Deflator, Gross Domestic Product", as published by the United States Department of Commerce, Bureau of Economic Analysis ("Deflator").

                  1) D0 shall be the Inflation Index calculated using the most recently published values for June 2000, for the Index and Deflator.

                  2) D1 shall be the Inflation Index calculated using the most recently published values available for the date of the invoice, for the Index and Deflator.

         B) The factors D0 and D1 determined when the final UG-CSA invoice is issued, as described above, will not be further adjusted even though the Index and Deflator may be further revised.

         C) The following matters are made a responsibility of the Joint Committee to be carried out as provided for in Section 10 "Joint Committee":

                  1) Revision of a base index figure as derived from a published index in the event of a change in the base point of such latter index, in accordance with pertinent published instructions regarding such revision, or if no such instructions be published, a proportionate revision which will fairly reflect any such change in the base point.

                  2) Development of a mutually acceptable substitute index (either published or compiled or arranged by the Parties) in the event that publication of any of the published indices specified for use under this Section 8 should be discontinued or in the event the items or categories upon which such published index is based should be so modified or changed as to make the further use of such index inequitable, and any needed subsequent revisions of such a substitute index.

8.7      Invoicing and Settlement
         The accounting and billing period under this Agreement shall be one month. Such one-month period shall be a fiscal month (currently defined as a calendar month) as adopted by SJCC unless the Joint Committee shall specify a different one-month period. SJCC shall send to Utilities monthly invoices for the compensation due to SJCC for the month in question. Both Utilities and SJCC recognize that some of the information applicable to an invoice may not be available at the time the invoice is prepared by SJCC and submitted to Utilities. In such event, the submitted invoice shall be based upon the best available information. Upon receipt of such formerly unavailable information SJCC shall prepare and furnish to Utilities a supplemental invoice.

         SJCC shall prepare and provide the Utilities with a UG-CSA Invoice and an Interim Invoice each month. Utilities shall make payments to SJCC based on the Interim Invoice.

         A)       UG-CSA Invoice

         UG-CSA Invoices submitted hereunder shall set forth in reasonable detail the following in a format to be agreed upon by the Parties:

                  1)   Coal Costs

                       (i)  The Mining and Reclamation Component

                            a) Base CIE Amount

                            b) Incremental CIE Amount

                            c) Reimbursable Operating Costs

                            d) Administration Element

                            e) CIE Reconciliation Amount

                       (ii) The Coal Processing Component

                            a) Processing CIE Amount

                            b) Reimbursable Processing Costs

                            c) Processing Administration Element

                            d) Processing CIE Reconciliation Amount

                       (iii)Non-SJCC Coal and Alternate Coal Costs

                  2)   Other Costs

                       (i)  Other Reclamation

                       (ii) Substitute REI

                       (iii)Payments under Cimarron Coal Assignment

                       (iv) Payments under the Ute ROW

                       (v)  Other Costs

         B)       Interim Invoice

         The Parties, by mutual agreement, shall negotiate an Annual Interim Invoicing Agreement to govern the monthly invoicing of coal.

         The Annual Interim Invoice Agreement Price shall be the average annual price for all Mineable Coal pursuant to the Annual Interim Invoicing Agreement.

         In the event the Parties are unable to mutually agree on an Annual Interim Invoicing Agreement the Interim Invoice will be determined as follows:

                  1) The base price or equivalent from the prior year's Interim Invoicing Agreement, adjusted for the prior year UG-CSA Invoice to Interim Invoice true up, will be the base price for the MMT.

                  2) The prior year's incremental price will be the incremental price for all Tons above the MMT.

                  3) There will be an adjustment to the December Interim Invoice to make the amounts received from the monthly Interim Invoices equal to the amount that would have been due based on the UG-CSA Invoices.

         C)       Settlement and Payment

         Invoices submitted by SJCC in accordance with Section 8.7 "Invoicing and Settlement" and any supplemental or true-up invoices shall be due and payable by Utilities on the twenty-second (22nd) day of the month succeeding the month for which such invoice is submitted, or on the twelfth (12th) day after receipt of the invoice by Utilities, whichever date is later. Payment shall be made to SJCC by electronic funds transfer to such bank account as SJCC may from time to time designate.

         D)       Accounting Records

         SJCC shall maintain its accounts and records in accordance with generally accepted accounting principles consistently applied. SJCC shall retain such accounts and records for any calendar year for five
         (5) years following the end of such calendar year and for such reasonable additional period as specifically requested by Utilities.

         E)       Disputed Invoices

         In case any portion of an invoice shall be in dispute, the undisputed amount shall be paid when due; provided however, that Utilities may also pay the disputed portion of such invoice without thereby waiving their right to contest such disputed portion.

         F)       Failure to Pay

         In the event Utilities fail to pay any amount due and not in bona fide dispute, Utilities shall pay SJCC interest on all amounts owing under any invoice submitted hereunder which are not paid when due and payable, with said interest to be calculated at the Prime Rate as published in the Wall Street Journal for corporate loans posted by at least 75% of the nation's largest banks (or its equivalent) plus three percent (3%) but not in excess of the maximum rate of interest permitted by law and to be paid for the actual number of days elapsed from and including the date the invoice was due and payable until funds are received in SJCC's account. This right shall not be deemed an exclusive right or remedy.

         G)       Suspension of Payment for Failure to Deliver

         In the event SJCC fails to deliver coal, which failure to deliver is not caused by Utilities, and which failure to deliver is not excused by the provisions of Section 12.2 "Uncontrollable Forces" hereof, and if such failure to deliver continues for ten (10) days after final demand for delivery by Utilities, Utilities shall have the right to suspend payment for any coal previously delivered by SJCC until coal deliveries shall have been recommenced. This right shall not be deemed an exclusive right or remedy.

         H)       Audits

         SJCC will keep books, records and accounts necessary to show all information required for purposes of this Agreement. Upon Utilities' request, SJCC shall supply Utilities, by report and/or with actual source documents, the information reasonably necessary to verify any invoice rendered to Utilities pursuant to this Agreement; provided, however, that SJCC shall not be required to disclose information which in the opinion of SJCC is of a confidential nature due to the relationship of such information to SJCC's existing or contemplated operations. In the event Utilities and SJCC are unable to agree that the invoice is calculated correctly, a verification of such invoice shall be prepared and certified by a nationally recognized firm of certified public accountants, to be selected by Utilities from a list of three (3) such firms submitted by SJCC, such verification to set forth all data reasonably necessary to verify that the invoice is calculated correctly. The findings of said verification shall be accepted by both Utilities and SJCC as final and binding with respect to that invoice. The accounting firm selected for any such verification shall be bound not to disclose and shall treat as confidential any and all proprietary information of SJCC furnished to or examined by such firm in connection with such audit. It is understood that such verification shall not provide Utilities with nor entitle Utilities to access to SJCC's books or records.

         If any such verification discloses that a calculation error has occurred and that, as a result thereof, an amount is due to one or the other party, such amount shall promptly be paid to whom it is owed; provided, however, if there is a dispute relating to the validity of a charge or adequacy of a payment either party may submit such dispute to the Joint Committee. All expenses of any such requested verification shall be paid by Utilities. Invoices which are not contested by either party within twenty-four (24) months from the date of the Invoice shall be deemed to be correct and will not thereafter be subject to verification.

                       Section 9 - Coordinating Committee
                       ----------------------------------

9.1      Purpose
         The intent of the Parties in providing for a Coordinating Committee is to establish an orderly and continuing means of dealing with certain engineering and operating problems which may arise from time to time in carrying out the provisions of this Agreement. The Coordinating Committee shall have two (2) members and shall be responsible for making decisions concerning said engineering and operating problems which may arise from time to time under this Agreement, including those matters expressly specified herein.

9.2      Designation
         During the term of this Agreement, SJCC will, by notice to Utilities, designate an individual as its representative on the Coordinating Committee and Utilities will, by notice to SJCC, together designate one
         (1) individual as their representative on the Coordinating Committee and each such representative shall be authorized by the party(ies) by whom he is designated to act on its (their) behalf with respect to matters herein specified to be the responsibilities of the Coordinating Committee, but shall have no authority to amend this Agreement. A representative may not delegate his responsibilities to others, but Utilities, or SJCC, may designate an alternate to act when the representative is unavailable. Either Utilities, or SJCC, by notice to the other, may change the designation of its (their) representative.

9.3      Procedures and Practices
         It shall be the responsibility of the Coordinating Committee to establish or approve, for the guidance of the local operating personnel of the respective Parties, procedures and standard practices, consistent with the provisions of this Agreement, with respect to:

         A) Changes in the 24-hour period used in computing the average heating value of coal delivered pursuant to Section 5.2 "Coal Quality".

         B) Operations involved in the delivery of coal per Section 4 "Delivery of Coal" and in the weighing, sampling and analysis of coal pursuant to Section 5.4 "Weighing and Analysis Facilities and Methods".

         C) Operating, accounting and reporting details required to carry out the provisions of this Agreement with respect to invoicing and settlement pursuant to Section 8.7 "Invoicing and Settlement".

         D) Exchange of technical information and data pertinent to coal mining, reclamation and delivery operations under this Agreement.

         E) Any other matters expressly made the responsibility of the Coordinating Committee under the terms of this Agreement.

9.4      Coordinating Committee Decisions
         The establishment or approval of a procedure or standard practice shall be evidenced by the signatures of both representatives of the Coordinating Committee.

9.5      Relationship to Joint Committee and Arbitration
         If the Coordinating Committee fails to resolve matters referred to it pursuant to this Agreement, such matters shall be submitted to the Joint Committee for resolution as provided for in Section 10 "Joint Committee".

                          Section 10 - Joint Committee
                          ----------------------------

10.1     Purpose
         The intent of the Parties in providing for a Joint Committee is to establish an orderly and continuing means of dealing with major matters which may arise from time to time in carrying out the provisions of this Agreement and for the resolution of matters which cannot be resolved by the Coordinating Committee, as more specifically defined below. The Joint Committee shall have four (4) members.

10.2     Designation
         During the term of this Agreement, SJCC will, by notice to Utilities, designate two (2) individuals as its representatives on the Joint Committee, and Utilities will, by notice to SJCC, designate two (2) individuals as their representatives on the Joint Committee; and each such representative shall be authorized by the party(ies) by whom he is designated to act on its (their) behalf with respect to matters herein specified to be responsibilities of the Joint Committee. A representative may not delegate his responsibilities to others, but Utilities, or SJCC, may designate an alternate to act when said representative is unavailable. Either Utilities, or SJCC, by notice to the other, may change the designation of its (their) representatives.

10.3     Authority
         The Joint Committee shall have the following authority, and shall have the responsibility to act if appropriate, with respect to the following matters:

         A) Review and approval of an annual operating cost budget, which shall be proposed and submitted by SJCC prior to October 1 of each calendar year. The annual operating cost budget shall include a schedule of service contracts with an annual value greater than $1,000,000. It is recognized that this dollar limit may not be sufficient throughout the duration of this Agreement, and it shall therefore be the responsibility of the Joint Committee to review said dollar limit, no less often than every five (5) years, and to determine adequate dollar limits for the then current conditions. Utilities shall approve or disapprove the annual operating cost budget within thirty (30) days after submission by SJCC. Unless Utilities shall disapprove the annual operating cost budget within said time period, the same shall be deemed approved. However, in the event that Utilities shall not approve the annual operating cost budget, SJCC shall nonetheless be empowered to make such operating expenditures as it shall reasonably deem necessary in order to perform its obligations hereunder, and the reasonableness of such expenditures shall be submitted to and determined by arbitration as provided for in Section 11 "Dispute Resolution". With regard to any approved annual operating cost budget, SJCC shall be paid its Operating Costs in accordance with this Agreement as follows:

                  1) in the event that Operating Costs paid or incurred by SJCC do not exceed one hundred fifteen percent (115%) of the Operating Costs contained in said budget, SJCC shall be paid all of its Operating Costs;

                  2) in the event Operating Costs paid or incurred by SJCC exceed in amount the Operating Costs payable to SJCC pursuant to the immediately preceding Section 10.3(A)(1), then SJCC shall be paid its Operating Costs to the extent that the same would be payable in accordance with the immediately preceding Section 10.3(A)(1), and either Utilities or SJCC may submit to the Joint Committee the question of the appropriateness of the Operating Costs in excess of such reimbursed amount.

         In conjunction with said approval of the annual operating cost budget, SJCC shall give Utilities a map showing the areas planned to be mined by SJCC in the following year and the sequence of mining planned by SJCC in each such area.

         B) Review of changes not anticipated in the latest annual operating cost budget if budgeted expenditures are materially affected.

         C) Review a capital budget that shall be provided by SJCC at the same time as the annual operating cost budget for informational purposes.

         D)       Establish policies, programs and procedures for:

                  1) determination of the level of reimbursement, if any, of SJCC's Operating Costs to be paid during periods when SJCC is unable to mine, process and sell coal by reason of Uncontrollable Forces, and;

                  2) determination of the level of coal to be purchased and paid for by Utilities, if any, during periods when operation of the San Juan Station is materially curtailed or prevented by Uncontrollable Forces (it being agreed that in such event the obligation of Utilities to purchase and pay for coal, and to make any other payments under this Agreement, shall be deferred unless otherwise determined by the Joint Committee).

         E) Consider and attempt to resolve any disputes which may be referred to the Joint Committee.

         F) Consider the enlargement of the space made available to SJCC at the San Juan Station site pursuant to Section 6.2 "SJCC's Facilities".

         G) Consider any other matters expressly made the responsibility of the Joint Committee under the terms of this Agreement, including, but not limited to, the responsibilities set forth in Section 3.2 "Alternate Coal".

10.4     Decisions by the Joint Committee
         Decisions by the Joint Committee shall require the unanimous approval of all representatives of the Joint Committee and shall be evidenced by the signatures of all said representatives.

10.5     Relationship to Arbitration
         If the Joint Committee fails to resolve matters referred to it pursuant to this Agreement, such matters may be submitted to and determined by arbitration as provided for in Section 11 "Dispute Resolution".

                        Section 11 - Dispute Resolution
                        -------------------------------

11.1 Matters To Be Arbitrated; Notice of Claims and Defenses; Party Arbitrator Designation
         Either party may demand final and binding arbitration of any dispute, claim or controversy arising out of or relating to this Agreement, performance or actions pursuant to this Agreement, or concerning the interpretation of this Agreement (whether such matters sound in contract, tort or otherwise and including without limitation repudiation, illegality, and/or fraud in the inducement) by giving written notice to the other party of all claims it desires to submit to arbitration; provided, however, that matters within the authority of the Joint Committee must be presented first to that committee for consideration. The notice shall include: (a) the demanding party's designation of a party arbitrator; and (b) a detailed statement of the facts and theories supporting the claims. The party on whom the arbitration demand is served shall have thirty days from receipt of the notice to respond in writing to the demand and to submit any additional claims it wishes to submit to arbitration at the same time. The response also shall include: (a) the designation of the party arbitrator for that party; and (b) a detailed statement of the facts and theories supporting the claims and/or defenses asserted. The party originally demanding arbitration shall reply in writing to any additional claims submitted within ten days from the receipt of such response.

11.2     Arbitrators; Selection of Neutral Arbitrator
         Any party who fails to designate timely its party arbitrator shall forfeit its right to designate an arbitrator. If only one arbitrator is timely designated, that single arbitrator shall hear the dispute. If two arbitrators are timely designated, those arbitrators shall, within thirty days, either agree on the appointment of a third, disinterested arbitrator knowledgeable as to the subject matter involved in the arbitration or petition the Chief Judge of the United States District Court for the District of New Mexico for the appointment of a third arbitrator. The parties shall be equally liable for the reasonable fees and expenses of the neutral arbitrator hearing the dispute. The parties shall be responsible for the fees and expenses of their respective party-appointed arbitrator.

11.3     Arbitration Hearings, Procedures and Timing
         All reasonable efforts will be made to hold a hearing on the claims submitted within sixty days after the appointment of the last arbitrator. In conducting the hearing, the arbitrators are directed, where feasible and where not inconsistent with the provisions of this section, to adhere to the then-existing American Arbitration Association procedures and rules relating to commercial disputes. Unless otherwise agreed by the parties, the hearing shall be held in Farmington, New Mexico.

11.4     Choice of Law
         The arbitrators shall apply the laws of the State of New Mexico.

11.5     Award and Enforcement
         The decision or award of the arbitrators shall be given in writing within thirty days after the conclusion of the hearing. The arbitrators are authorized to award money damages, injunctive and declaratory relief and/or specific performance, if such relief in their opinion is appropriate. In any arbitration, each party shall bear its own costs, expenses, and attorneys' fees. The arbitrators do not have authority to award costs, expenses, or attorneys' fees to the prevailing party. The award or decision of the arbitrators shall be subject to review or enforcement in accordance with the New Mexico Uniform Arbitration Act, NMSA 1978 ss.ss. 44-7-1 et seq. Any party shall be entitled to recover reasonable attorneys' fees and costs incurred in enforcing any arbitration award or decision made pursuant to the arbitration provisions of this Agreement.

11.6     Performance Pending Arbitration Decision
         During the arbitration, unless otherwise ordered by the arbitrators, the parties shall continue to perform under this Agreement.

11.7     Definition of "Party" for this Section
         For purposes of this Section 11 the Utilities shall be considered a single party. Specifically, and by example, Utilities must act collectively to select their party-appointed arbitrator under Section
         11.3 "Arbitration Hearings, Procedures and Timing".

 Section 12 - Non-Normal Conditions, Right to Cure, Termination and Expiration
 -----------------------------------------------------------------------------

12.1     Utilities' Right to Mine
         A) Emergency Situation. An emergency situation shall be deemed to have arisen if, for any reason, including Uncontrollable Forces, SJCC shall be unable to maintain deliveries of coal as required of SJCC hereunder and BHP Minerals International Inc. shall fail to cause such deliveries to be made pursuant to the Guarantee ("Emergency Situation").

         B) Mining and Delivery of Coal by Utilities. In the event that an Emergency Situation as set forth in Section 12.1(A) above should arise and Utilities are able to cause such deliveries to be made, then in such event Utilities may go upon the SJCC Site Area and, using SJCC's equipment, mine coal therefrom and deliver such coal. If Utilities undertake such operations, SJCC will have its supervisory personnel direct and assist Utilities in such operation.

         C) Termination of Emergency Situation. Such operations by Utilities shall terminate on notice from SJCC when SJCC is able to resume normal coal deliveries to Utilities.

12.2     Uncontrollable Forces
         Neither party shall be deemed in default of any obligation under this Agreement, and performance of such obligation shall be deferred during such period as and to the extent that performance is prevented by reason of Uncontrollable Forces, the term "Uncontrollable Forces" meaning any cause beyond the control of the party affected which by exercise of due diligence it shall be unable to overcome, including, without limitation, failure of plant or facilities, flood, earthquake, storm, lightning, fire, explosion, epidemic, war, riot, civil disturbance, labor stoppage, sabotage, restraint by court or public authority, or the necessity for compliance with any applicable law, regulation, ordinance or resolution. Neither party shall, however, be relieved of liability for failure of performance if such failure be due to causes arising out of its own negligence or to causes which it could, but fails to, remove or remedy with reasonable dispatch. Nothing herein contained shall be construed to obligate a party to forestall or settle a labor dispute against its will. All times and periods for the performance of any obligation in this Agreement shall be extended by the period during which performance is prevented by Uncontrollable Forces.

12.3     Non-Normal Conditions, Right to Cure, and Offers of Non-SJCC Coal.
         The Parties intend that in the effort to avoid Material Default, the provisions of this Section 12.3 shall be utilized before notice of Material Default Conditions (defined in Section 12.4(A) "Material Default Conditions") is provided pursuant to Section 12.4(C) "Notice of Material Default Condition(s)".

         A) Non-Normal Conditions. Non-Normal Conditions exist when any of the following three conditions are present:

                  1)   The Reserve of Coal is below the level of 1.2 million
                       Tons,

                  2) SJCC has determined that there is a reasonable probability that the Reserve of Coal will in the near future fall below the level of 1.2 million Tons, or

                  3) SJCC anticipates or is experiencing any other condition that may prevent SJCC from delivering coal according to this Agreement.

         B) Notice. SJCC shall provide written notice to the Utilities if any Non-Normal Conditions exist, or the Joint Committee may determine that Non-Normal Conditions exist, which shall constitute notice to SJCC and the Utilities as of the date of such written determination.

         C) Prevention Due to Uncontrollable Forces. In addition to providing written notice of Non-Normal Conditions, SJCC may elect to declare that the performance is prevented by reason of Uncontrollable Forces in accordance with the terms of
                  Section 12.2 "Uncontrollable Forces".

         D) Coal Usage Forecast. Within fifteen (15) days after receipt of notice of Non-Normal Conditions, the Utilities will review dispatch at San Juan Station and provide to SJCC an updated coal usage forecast.

         E) Cure of Non-Normal Conditions. The Parties intend that cooperation among the Parties in developing and agreeing upon a Cure Plan (as defined below) is preferable to pursuing termination of this Agreement. The Parties will provide reasonable cooperation to facilitate SJCC's cure of Non-Normal Conditions to avoid Material Default while allowing the Utilities to continue operation of the San Juan Station. To initiate and effectuate cure of the Non-Normal Condition, SJCC shall do the following:

                  1) Provide within fifteen (15) days after notice of Non-Normal Conditions, or as otherwise agreed to by the Parties, a written cure plan to the Joint Committee describing SJCC's proposed means of curing the Non-Normal Conditions and its proposed deliveries in the interim ("Cure Plan");

                  2) Within thirty (30) days after notice of Non-Normal Conditions, or as otherwise agreed to by the Parties, SJCC may provide written offers to the Utilities to supply Non-SJCC Coal. If the Non-Normal Conditions are caused by Uncontrollable Forces, then such Non-SJCC Coal will be priced as Alternate Coal. If there is a dispute whether the Non-Normal Conditions are caused by Uncontrollable Forces, the Non-SJCC Coal will be priced as Alternate Coal and will be re-priced as Non-SJCC Coal if necessary when the dispute is resolved. If the Non-Normal Conditions are not caused by Uncontrollable Forces, then, the Non-SJCC Coal shall be priced as described in Section 8 "SJCC Compensation".

                       SJCC will provide coal quality information for the Non-SJCC Coal with the written offers and will propose the delivery schedule and quantity of Non-SJCC Coal to be supplied.

                  3) Within fifteen (15) days after receipt of a proposed Cure Plan, the Joint Committee shall meet to consider and act on the Cure Plan.

                  4) Within fifteen (15) days after receipt of an offer to supply Non-SJCC Coal, the Joint Committee will meet to approve or reject the Non-SJCC Coal offer. Failure to approve the offer shall constitute its rejection.

                  5) For offers of Non-SJCC Coal only, SJCC will meet the revised coal minimum quality standard of at least 8700 BTU per pound measured as provided in Section 5.2 "Coal Quality".

                  6) As part of its Cure Plan, SJCC will provide weekly written notice to the Utilities of daily inventory levels of the Reserve of Coal.

         F) Rejection of Non-SJCC Coal. If the Joint Committee rejects an offer of Non-SJCC Coal that is proposed, and if the price of that Non-SJCC Coal offer is [*], then the offer of Non-SJCC Coal will be credited as coal delivered for the sole purpose of determining whether a Material Default Condition exists, unless the Joint Committee agrees that the Non-Normal Condition is due to Uncontrollable Forces, in which case Material Default provisions are inapplicable.

         G) Rejection of Non-SJCC Coal after Initial Approval. If the Utilities determine and the Joint Committee agrees that delivery of coal from a certain Non-SJCC Coal source is shown to materially impair operations at the San Juan Station, the Utilities may reject the unburned portion of that coal and, if so, SJCC shall terminate delivery of that coal. The remainder of such rejected coal shall not be credited as coal delivered for purposes of determining whether a Material Default Condition exists.

         H) Termination of Non-Normal Conditions. The Non-Normal Conditions will terminate when all of the following occur:

                  1)   The Reserve of Coal exceeds 1.2 million Tons;

                  2) SJCC can supply the quantities of coal required by this Agreement from the Coal Leases, Remnant Coal, or Alternate Coal and/or previously acquired Non-SJCC Coal;

                  3) SJCC can meet the coal quality specifications described in Section 5.2 "Coal Quality"; and

                  4) SJCC gives written notice of the termination of Non-Normal Conditions.

12.4     Material Default.
         A) Material Default Conditions. The existence of any of the following material default conditions ("Material Default Conditions") may result in a Material Default by SJCC:

                  1)   Failure of SJCC to deliver coal as specified in Section
                       4.2 "Delivery Rates" such that:

                       (i) A ten percent (10%) per month or greater shortfall in deliveries as set forth in Exhibit "D" "Delivery Rates" occurs in any six (6) consecutive months (as adjusted pursuant to Section 12.3(F) "Rejection of Non-SJCC Coal"); or

                       (ii) A cumulative shortfall of sixty percent (60%) in deliveries as set forth in Exhibit "D" "Delivery Rates" occurs over any three (3) month period (as adjusted pursuant to Section 12.3(F) "Rejection of Non-SJCC Coal");

                  2)   Failure of SJCC to comply with the requirements of
                       Section 5.2 "Coal Quality" (as amended by Section 12.3(E)(5) in the event that Non-SJCC Coal is supplied under Non-Normal Conditions);

                  3) Failure of SJCC to maintain a Reserve of Coal greater than 250,000 Tons.

                  The occurrence of any of the above conditions is not itself a Material Default

         B)       Material Default exists when:

                  1)   One or more of the Material Default Conditions exist;

                  2) Notice is provided pursuant to Section 12.4(C) "Notice of Material Default Condition(s)", and,

                  3) SJCC fails to avoid Material Default under Section 12.4(D) "Avoidance of Material Default".

         C) Notice of Material Default Condition(s). SJCC shall not be in Material Default under this Agreement unless and until SJCC shall have received from Utilities written notice of one or more Material Default Conditions specifying the particulars. SJCC may seek to avoid or cure the Material Default Condition(s) pursuant to the provisions of Section 12.4(D) "Avoidance of Material Default". SJCC shall not be conclusively deemed in Material Default if SJCC disputes the existence of any alleged Material Default unless and until there is a final resolution pursuant to Section 11 "Dispute Resolution" of this Agreement to determine the existence or non-existence of Material Default.

         D) Avoidance of Material Default. SJCC can prevent any of the Material Default Conditions from becoming a Material Default by any one or more of the following actions:

                   1) SJCC proceeds with due diligence to cure the alleged Material Default Condition(s) within thirty (30) days after receipt of the notice of Material Default Condition(s);

                   2) BHP Minerals International Inc. proceeds with due diligence to cure the alleged default within thirty (30) days of receipt of the notice of Material Default Condition(s);

                   3) SJCC declares prevention of performance by reason of Uncontrollable Forces pursuant to Section 12.2 "Uncontrollable Forces", and that declaration is not subsequently invalidated by arbitration;

                   4) SJCC gives notice of Non-Normal Conditions and operates according to a Cure Plan approved by the Joint Committee; or

                   5) SJCC disputes the existence of Material Default Condition(s), and there is a final resolution pursuant to
                       Section 11 "Dispute Resolution" that SJCC was not in Material Default hereunder.

         E) Utilities' Remedies for SJCC's Material Default. Upon a Material Default caused by the existence of a Material Default Condition that is not avoided pursuant to Section 12.4(D) "Avoidance of Material Default", the Utilities shall have the following remedies:

                   1) The Utilities may terminate this Agreement for Material Default. Upon termination for Material Default, the Utilities shall have the options set forth in Section
                       12.5 "Termination".

                   2) Only in the event of an Emergency Situation as provided in Section 12.1 "Utilities' Right to Mine", Utilities or Utilities' agents may, in lieu of seeking termination or any other remedy, go upon the SJCC Site Area, use SJCC's equipment to mine coal therefrom, and deliver such coal to the Delivery Points. The compensation to be paid by Utilities to SJCC for such use of SJCC's equipment shall be agreed upon by the Joint Committee. Such operations by Utilities shall terminate when SJCC gives notice and is able to assume normal deliveries.

                   3) In addition to the rights provided in Section 12.5 "Termination" to termination and the limited right to mine, Utilities shall have any other remedies provided by law, subject to the waiver of consequential damages in
                       Section 14.16 "Waiver of Consequential Damages".

12.5     Termination
         A)       Options of Utilities Upon Termination.

         Upon termination of this Agreement for Material Default, in addition to other remedies provided in Section 12.4(E) "Utilities' Remedies for SJCC's Material Default" the Utilities shall have the option to:

                   1) Acquire SJCC's rights, title and interest in and to any or all of SJCC's plant and capital equipment used by SJCC in carrying out its obligations under this Agreement and the Coal Leases and other leases within the SJCC Site Area including all of SJCC's permits and reclamation bonds, paying SJCC therefore in cash the greater of the fair market value of SJCC's plant and capital equipment, and Coal Leases as determined by the Joint Committee, or SJCC's book cost net of depreciation of said plant and capital equipment, and the net value of the acquisition cost of the Coal Leases and other leases in the SJCC Site Area;

                   2) Require SJCC to dispose of any or all of SJCC's plant and capital equipment used by SJCC in carrying out its obligations under this Agreement, and interest in the Coal Leases and other leases in the SJCC Site Area including all of SJCC's permits and reclamation bonds, for cash at prevailing market prices and to pay SJCC all costs of disposal plus the amount, if any, by which SJCC's book cost net of depreciation of said plant and capital equipment, and the net value of the acquisition cost of the Coal Leases and other leases in the SJCC Site Area exceed the amount received by SJCC on account of the disposal thereof; or

                   3) Exercise neither of the above options, in which case SJCC shall retain such property interests as are necessary for the time required to satisfy all reclamation and other obligations, including, without limitation, the obligations pursuant to Section 7.3 "Reclamation Activities".

         B) Notice of Election. Within thirty (30) days after termination of this Agreement, the Joint Committee will determine fair market value and book value of SJCC's plant, capital equipment and the Coal Leases and other leases in the SJCC Site Area, including all of SJCC's permits and reclamation bonds. The Joint Committee will not disband until it determines such values. Within thirty (30) days after receipt of the Joint Committee determination of value, the Utilities shall notify SJCC in writing which of the above three options the Utilities elect. In the event the Utilities elect the option identified in Section 12.5(A)(1), SJCC shall, within thirty (30) days after written notice of said election, deliver to Utilities a sufficient bill of sale or other appropriate instrument of conveyance, together with an invoice showing in reasonable detail the amount due, whereupon Utilities shall, within sixty
                  (60) days thereafter, remit to SJCC the amount due. In the event Utilities shall elect the option identified in Section 12.5(A)(2), SJCC shall undertake to promptly dispose of its plant and capital equipment, and interest in the Coal Leases and other leases in the SJCC Site Area, including all of SJCC's permits and reclamation bonds, and shall thereafter invoice Utilities for the amount due SJCC (said invoice to show in reasonable detail the amount, if any, received as a result of said disposition, SJCC's book cost (net of depreciation) and the balance due), whereupon Utilities shall, within sixty (60) days after receipt of said invoice, remit to SJCC the amount due SJCC.

         C) Terms of Transfer. Any transfer of all of SJCC's rights, title and interest in and to the Coal Leases and other leases in the SJCC Site Area, including all of SJCC's permits and reclamation bonds shall be by an appropriate instrument of conveyance, with special warranty covenants, subject to necessary consents, and such assignment and/or transfer will become effective at the earliest possible time after the termination of this Agreement or extension thereof.

         D) Liabilities Upon Termination. Upon termination the Utilities shall assume all financial obligations, if any, attributable to

                  1)   The then remaining term of the Cimarron Coal Assignment;
                       and,

                  2) All leases and subleases that are Coal Leases and other leases in the SJCC Site Area as of August 30, 2000 (including private royalty obligations or retained interests).

                  In addition, after termination of this Agreement, the Utilities remain obligated to pay for all surface reclamation associated with disturbance on the SJCC Site Area resulting in any way from the supply of coal to the San Juan Station prior to termination of this Agreement (including reclamation of surface mining and the surface effects of underground mining) and related liabilities, obligations and costs.

12.6     Expiration.
         A) In the event the Parties fail to agree to extend this Agreement pursuant to Section 2.5 "Extension", the Parties have the obligation to negotiate diligently and in good faith with a view to concluding a new agreement for the purchase and sale of coal to be effective commencing at the expiration of this Agreement.

         B) Upon expiration as provided in Section 2 "Obligations of the Parties and Term of Agreement", and in the event the Parties have not reached agreement pursuant to Section 12.6(A), the Utilities may elect one of the options identified in Section 12.5(A)(1), Section 12.5(A)(2) and Section 12.5(A)(3).

         C) Notice of Election. Within thirty (30) days after expiration of this Agreement, the Joint Committee will determine fair market value and book value of SJCC's plant, capital equipment and the Coal Leases and other leases in the SJCC Site Area, including all of SJCC's permits and reclamation bonds. The Joint Committee will not disband until it determines such values. Within thirty (30) days after receipt of the Joint Committee determination of value, the Utilities shall notify SJCC in writing which of the above three options the Utilities elect. In the event the Utilities elect the option identified in Section 12.5(A)(1), SJCC shall, within thirty (30) days after written notice of said election, deliver to Utilities a sufficient bill of sale or other appropriate instrument of conveyance, together with an invoice showing in reasonable detail the amount due, whereupon Utilities shall, within sixty
                  (60) days thereafter, remit to SJCC the amount due. In the event Utilities shall elect the option identified in Section 12.5(A)(2), SJCC shall undertake to promptly dispose of its plant and capital equipment, and interest in the Coal Leases and other leases in the SJCC Site Area, including all of SJCC's permits and reclamation bonds, and shall thereafter invoice Utilities for the amount due SJCC (said invoice to show in reasonable detail the amount, if any, received as a result of said disposition, SJCC's book cost (net of depreciation) and the balance due), whereupon Utilities shall, within sixty (60) days after receipt of said invoice, remit to SJCC the amount due SJCC.

         D) Terms of Transfer and Liabilities Upon Expiration. Any transfer of all of SJCC's rights, title and interest in and to the Coal Leases and other leases in the SJCC Site Area, including all of SJCC's permits and reclamation bonds, shall be by an appropriate instrument of conveyance, with special warranty covenants, subject to necessary consents, and such assignment and/or transfer will become effective at the earliest possible time after the expiration of this Agreement or extension thereof. After expiration of this Agreement, the Utilities remain obligated to pay for all reclamation and related liabilities, obligations and costs pursuant to Section
                  7.3 "Reclamation Activities".

                             Section 13 - Indemnity
                             ----------------------

13.1     Indemnity
         SJCC shall indemnify and save Utilities harmless from and shall defend them against any and all claims, demands or liabilities arising out of the operations of SJCC under this Agreement at the San Juan Station site or the SJCC Site Area, excepting those specified in Exhibit "F" "Operating Costs", and those claims, demands or liabilities arising out of the acts of Utilities, their employees, agents, contractors, and representatives.

         Utilities shall indemnify and save SJCC harmless from and defend it against any and all claims, demands or liabilities arising out of the operations of Utilities under this Agreement at the San Juan Station site or the SJCC Site Area, excepting those claims, demands or liabilities arising out of the acts of SJCC, its employees, agents, contractors and representatives.

         If a court of competent jurisdiction determines that the provisions of ss.56-7-1 or 2, N.M.S.A. (1978 Comp.), are applicable to this Agreement, then only to the extent that any indemnity agreement or any portion of an indemnity agreement contained herein would be deemed void or unenforceable under said provision(s), then to the narrowest extent possible, that portion of the agreement shall not extend to indemnify against liability, claims, damages, losses or expenses, including attorneys' fees, for or arising out of:

         A) In the case that ss56-7-1, N.M.S.A. (1978 Comp.), is so determined to be applicable,

                  1) the preparation or approval of maps, drawings, opinions, reports, surveys, change orders, designs or specifications by the indemnified party or the agents or employees of the indemnified party; or

                  2) the giving of or the failure to give directions or instructions by the indemnified party, or the agents or employees of the indemnified party, where such giving or failure to give directions or instructions is the primary cause of bodily injury to persons or damage to property; and,

         B) In the case that ss56-7-2, N.M.S.A. (1978 Comp.), is so determined to be applicable,

                  1) the sole or concurrent negligence of the indemnified party or the agents or employees of the indemnified party or any independent contractor who is directly responsible to the indemnified party; or

                  2) any accident which occurs in operations carried on at the direction or under the supervision of the indemnified party or an employee or representative of the indemnified party or in accordance with methods and means specified by the indemnified party or employees or representatives of the indemnified party.

                        Section 14 - General Provisions
                        -------------------------------

14.1     Compliance with Applicable Laws
         SJCC shall conduct all of its operations under this Agreement in full compliance with all applicable laws, ordinances, regulations and directives of any and all governmental authorities having jurisdiction over such operations in conformity with the provisions of all licenses, permits and approvals; provided, however, that nothing herein shall be construed as prohibiting SJCC from contesting any such law, ordinance, regulation or directive or the provisions of any such license, permit or approval by appropriate judicial or administrative proceedings.

14.2     Labor Force
         A) SJCC shall comply with the requirements of all civil rights statutes and other federal and state employment laws which may be applicable to its operations under this Agreement.

         B) Except for any preferential treatment which may be accorded Native American Indians (which treatment shall not violate SJCC's obligations under Section 14.2(A), during the performance of this contract SJCC agrees as follows:

                  1) SJCC will not discriminate against any employee or applicant for employment because of race, color, religion, sex or national origin. SJCC will take affirmative action to ensure that applicants are employed, and that employees are treated during employment, without regard to their race, color, religion, sex or national origin. Such action shall include, but not be limited to, the following: employment; upgrading; demotion or transfer; recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship. SJCC agrees to post in conspicuous places, available to employees and applicants for employment, notices to be provided by the contracting officer setting forth the provisions of this nondiscrimination clause.

                  2) SJCC will, in all solicitations or advertisements for employees placed by or on behalf of SJCC, state that all qualified applicants will receive consideration for employment without regard to race, color, religion, sex or national origin.

                  3) SJCC will send to each labor union or representative of workers with which it has a collective bargaining agreement or other contract or understanding, a notice to be provided by the agency contracting officer, advising the labor union or workers' representative of SJCC's commitments under Section 202 of Executive Order No. 11246 of September 24, 1965, and shall post copies of the notice in conspicuous places available to employees and applicants for employment.

                  4) SJCC will comply with all provisions of Executive Order No. 11246 of September 24, 1965, and of the rules, regulations and relevant orders of the Secretary of Labor.

                  5) SJCC will furnish all information and reports required by Executive Order No. 11246 of September 24, 1965, and by the rules, regulations and orders of the Secretary of Labor, or pursuant thereto, and will permit access to its books, records and accounts by the Secretary of Labor for purposes of investigation to ascertain compliance with such rules, regulations and orders.

                  6) In the event of SJCC's noncompliance with the nondiscrimination clauses of this contract or with any of the said rules, regulations or order, this contract may be canceled, terminated or suspended, in whole or in part, and SJCC may be declared ineligible for further Government contracts in accordance with procedures authorized in Executive Order No. 11246 of Sept. 24, 1965, and such other sanctions may be imposed and remedies invoked as provided in Executive Order No. 11246 of September 24, 1965, or by rule, regulation or order of the Secretary of Labor, or as otherwise provided by law.

                  7) SJCC will include the provisions of Sections 14.2 (B)(1) through (7) in every subcontract or purchase order unless exempted by rules, regulations or orders of the Secretary of Labor issued pursuant to Section 204 of Executive Order No. 11246 of September 24, 1965, so that such provisions will be binding upon each subcontractor or vendor. SJCC will take such action with respect to any subcontract or purchase order as may be directed by the Secretary of Labor as a means of enforcing such provisions, including sanctions for noncompliance; provided, however, that in the event SJCC becomes involved in, or is threatened with, litigation with a subcontractor or vendor as a result of such direction, SJCC may request the United States to enter into such litigation to protect the interest of the United States.

         C) The Parties agree to the extent authorized by law that no party will seek an independent contractual remedy based upon
                  Section 14.2(B)(6) of this Agreement unless such remedy is necessary to effectuate a party's compliance with Federal law or applicable regulations. The Parties acknowledge that this
                  Section 14.2(C) is not intended to conflict with Federal law or limit enforcement authority of the Secretary of Labor or other governmental authority. If this Section 14.2(C) is ever legally determined to violate or conflict with Executive Order No. 11246 of September 24, 1965, its implementing regulations, or other Federal laws or regulations, then this Section 14.2
                  (C) will be of no force and effect, and will be severed from this Agreement, and, the remainder of the Agreement will be treated pursuant to Section 14.17 "Severability".

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

14.3     Confidentiality / Non-disclosure
         The terms and conditions, including those dealing with compensation, set forth in this Agreement are considered by Utilities and SJCC to be confidential and proprietary information and none of the Parties shall disclose any such information to any third party other than the attorneys, auditors and agents of Utilities, other owners of the San Juan Station, and SJCC, without the advance written consent of the other Parties; provided, however, disclosure may be made without advance consent where, in the opinion of counsel, such disclosure may be required by order of court or regulatory agency, law or regulation or in connection with judicial or administrative proceedings involving a party hereto, in which event the party to make such disclosure shall advise the other in advance as soon as possible and cooperate to the maximum extent practicable to minimize the disclosure of any such information (including, where practicable, deletion of portions of this Agreement, and, specifically, Section 8 "SJCC Compensation").

         Utilities shall maintain with the owners of the San Juan Station other than the Utilities written confidentiality agreements that are acceptable to SJCC prior to the disclosure of the terms of this Agreement.

14.4 The Utilities' Duties and Obligations Shall be Joint and Several The Utilities' duties and obligations under this Agreement shall be joint and several.

14.5     Permits and Approvals
         SJCC will use its best efforts to acquire any and all permits, licenses and approvals required by any governmental agency or regulatory body to enable SJCC to carry on the operations contemplated by this Agreement, including but without limitation, permits under the "Surface Mining Control and Reclamation Act of 1977" (Pub.L. 95-87, August 3, 1977); provided however, that Utilities will cooperate fully with SJCC and supply information necessary to obtain all permits, licenses and approvals.

14.6     Waivers
         A waiver by a party at any time of its rights with respect to a default under this Agreement, or with respect to any other matter in connection with this Agreement, shall not be deemed a waiver with respect to any other subsequent default or matter. No delay, short of the statutory period of limitation, in asserting or enforcing any right hereunder shall be deemed a waiver of or limitation on such right.

14.7     Insurance
         SJCC and Utilities, for the benefit of the other, shall take out and maintain in force during the term of this Agreement the insurance described below covering their operations in respect of which this
         Section 14.7 applies. The Parties shall insure with one or more insurance companies satisfactory to the other or self insure by means of a self insurance program acceptable to the other, and each party shall submit to the other satisfactory evidence of said insurance or self insurance. Said insurance shall not be cancelled or materially changed with less than thirty (30) days prior written notice to the other party hereto and the certificates shall so provide. The insurance required is the following:

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

         A) Workmen's Compensation and Employer's Liability Insurance as required under applicable law, including, as appropriate, obligation to provide Black Lung disease benefits under the Federal Coal Mine Health and Safety Act.

         B) Automobile Liability Insurance, or the equivalent, covering claims from third parties arising from the operation of automobiles.

         C) Property Insurance providing all risk replacement cost coverage for real and personal property damage, including damage to equipment.

         D) Commercial General Liability Insurance, or the equivalent, (including blanket contractual liability coverage with respect to this Agreement) including defense costs for claims for damages to third parties because of bodily injury, property damage, personal and advertising injury, including products and completed operations.

         E) Umbrella and /or Excess Liability Insurance, or the equivalent, including claims in excess of scheduled underlying policies.

         F) Fidelity Insurance, or the equivalent, covering loss arising out of fraudulent or dishonest acts of employees.

         G) ERISA Fidelity, or the equivalent, covering loss arising out of fraudulent or dishonest acts of employees related to retirement plans as required by ERISA.

         H) Fiduciary Liability Insurance, or the equivalent, covering claims arising from wrongful acts.

         It shall be the responsibility of the Joint Committee to review the insurance coverage before July 31, 2003, and then no less often than every five (5) years thereafter, and to determine adequate limits and coverages for the then current conditions.

14.8     Notices
         A) Any notice, demand or request provided for in this Agreement, or given or made in connection with this Agreement, except those normal exchanges of information required by the Coordinating Committee and the Joint Committee, shall be in writing, signed by an officer of the party giving such notice and shall be deemed to be properly and sufficiently given or made if sent by registered or certified mail, and if to SJCC, addressed as follows:

                           San Juan Coal Company
                           300 West Arrington, Suite 200
                           Farmington NM, 87401
                           Attention: President

                  with a copy addressed as follows:

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

                           San Juan Coal Company
                           Post Office Box 155
                           Fruitland, NM 87416
                           Attention:  San Juan Mine Manager

                  and if to Utilities, addressed as follows:

                           Public Service Company of New Mexico
                           Alvarado Square
                           Albuquerque, NM 87158
                           Attention:  Corporate Secretary

                  and

                           Tucson Electric Power Company
                           Post Office Box 711
                           Tucson, AZ 85702
                           Attention:  Secretary

         B) Any party hereto may change its address for notice by so advising the other Parties hereto in accordance with the provisions of this Section 14.8. Any notice given in accordance with the provisions of this Section 14.8 shall be deemed effectively given as of the date of its deposit with the United States Postal Service.

         C) Exchanges of information required by the Coordinating Committee and the Joint Committee shall be by procedures set forth by the respective committee.

14.9     Choice of Law
         The terms and provisions of this Agreement shall be interpreted and construed in accordance with the laws of the State of New Mexico, without regard to conflict of law principles.

14.10    Assignment
         A) This Agreement may not be assigned or subcontracted by SJCC without the consent of Utilities, except that no consent shall be required in event of an assignment of amounts receivable hereunder to a bank or lending institution, or a collateral assignment for purposes of securing indebtedness, or a transfer under or pursuant to a mortgage, deed of trust or indenture (including, without limitation, a transfer by foreclosure or a sale under the power of sale contained in any such mortgage, deed of trust or indenture), or a transfer to a successor in interest, by merger, consolidation, sale and transfer, or otherwise, acquiring all or substantially all of the assets and business of SJCC, and except for transfer to a subsidiary as herein below provided; provided, however, that any assignee, successor in interest or transferee hereunder shall first guarantee performance of this Agreement in a manner satisfactory to Utilities.

         B) This Agreement may not be assigned by Utilities without the consent of SJCC, except that no consent shall be required in event of an assignment or transfer under and pursuant to a

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

                  mortgage, deed of trust or indenture (including, without limitation, a transfer by foreclosure or a sale under the power of sale contained in any such mortgage, deed of trust or indenture), or an assignment to a successor in interest, by merger, consolidation, sale and transfer, or otherwise, acquiring all or substantially all of the business and assets of any of the Utilities and except for transfer to a subsidiary as herein below provided; provided, however, that any assignee, successor in interest or transferee hereunder shall first guarantee performance of this Agreement in a manner satisfactory to SJCC.

         C) Any party hereto may without the consent of any other party, assign this Agreement to a majority-owned subsidiary corporation or to a wholly-owned subsidiary of its parent provided that the assigning party shall guarantee performance of this Agreement by such subsidiary.

         D) Consent to assignment hereunder shall not be unreasonably withheld by any party hereto.

14.11    Successors and Assigns
         Subject to Section 14.10 "Assignment", this Agreement and all of the obligations and rights herein established shall extend to and be binding upon, and shall inure to the benefit of, the respective successors and assigns of the respective Parties.

14.12    Authorizations
         The execution and performance by the Parties of this Agreement have been duly authorized for each party by all necessary corporate action, require no other authorization, consent or approval and do not contravene any law or contractual restriction binding on the Parties.

14.13    Amendments
         This Agreement may be amended only by written instrument executed by all of the Parties with the same formality as this Agreement.

14.14    Construction
         The terms and conditions of this Agreement are the result of negotiation and drafting on an equal footing by the Parties and their legal counsel. This Agreement shall be construed evenhandedly and without favor or predisposition to any party. The titles of sections in this Agreement have been inserted as a matter of convenience or for reference only, and they shall not control or affect the meaning or construction of any of the terms and provisions hereof.

14.15    Entire Agreement
         This Agreement supersedes all prior agreements and representations between the Parties, whether written or oral, with respect to the subject matter of this Agreement and is intended as a complete and exclusive statement of the terms of the agreement between the Parties with respect to the subject matter. Except as specifically set forth in this Agreement, no representations have been made to induce any of the Parties to enter into this Agreement. All Exhibits are incorporated by reference as part of this Agreement.

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

14.16    Waiver of Consequential Damages.
         SJCC and the Utilities waive any recovery of consequential damages related to the breach of this Agreement.

14.17    Severability
         In the event that any of the terms or conditions of this Agreement, or the application of any such term or condition to any person or circumstance, shall be held invalid by an arbitration panel constituted under this Agreement or any court having jurisdiction in the premises, the remainder of this Agreement, and the application of such terms or conditions to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby, except that the provisions in the remainder of this Agreement shall be construed, and modified where necessary, to effectuate the intentions of the Parties and provide them with the benefit of their bargain.

14.18    Survival of Provisions
         The Parties agree that those provisions that describe the Parties' post-expiration and post-termination rights and obligations shall survive termination or expiration of this Agreement. In addition, those provisions and Exhibits referenced in, or necessary to implement, the provisions that describe the Parties' post-termination or post-expiration rights and obligations also shall survive.

                            Section 15 - Signatures
                            -----------------------

           IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed on their behalf by their respective officers, thereunto duly authorized.


         PUBLIC SERVICE COMPANY OF NEW MEXICO


         By: /s/ Patrick J. Goodman.                                   8/29/01
             ----------------------------------------                  -------
              Patrick J. Goodman, Vice President                       Date



         TUCSON ELECTRIC POWER COMPANY


         By: /s/ Kevin Larson.......                                   8/31/01
             -------------------------------------------------         -------
              Kevin Larson, Vice President                             Date



         SAN JUAN COAL COMPANY


         By: /s/ John W. Grubb......                                   8/29/01
             ----------------------------------------                  -------
              John W. Grubb, President                                 Date



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